                                                                     EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                 :
                                       :   Jointly Administered
BORDEN CHEMICALS AND PLASTICS          :   Case No.  01-1268 (PJW)
OPERATING LIMITED PARTNERSHIP, a       :
Delaware limited partnership, et al.,  :   (Chapter 11)
                                       :
               Debtors.                :
                                       :
And                                    :
                                       :
                                       :   Case No. 02-10875 (PJW)
In re:                                 :
                                       :   (Chapter 11)
BCP MANAGEMENT, INC.,                  :
a Delaware corporation,                :
                                       :
               Debtor.                 :
                                       :
                                       :
--------------------------------------

             SECOND AMENDED JOINT PLAN OF LIQUIDATION OF (1) BORDEN
              CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP
            AND BCP FINANCE CORPORATION AND (2) BCP MANAGEMENT, INC.

MICHAEL D. DEBAECKE, ESQ. (DE 3186)        MICHAEL R. LASTOWSKI, ESQ. (DE 3892)
BLANK ROME COMISKY &                       DUANE MORRIS LLP
 MCCAULEY LLP                              1100 North Market Street, Suite 1200
Chase Manhattan Centre                     Wilmington, Delaware  19801
1201 Market Street, Suite 800              (302) 657-4942
Wilmington, DE 19801
(302) 425-6412                                      - and -

        - and -                            DAVID G. HEIMAN (OH 0038271)
                                           JONES, DAY, REAVIS & POGUE
ROBERT J. SIDMAN, ESQ. (OH 0017390)        North Point
VORYS, SATER, SEYMOUR AND                  901 Lakeside Avenue
 PEASE LLP                                 Cleveland, Ohio  44114
52 East Gay Street                         (216) 586-3939
Columbus, OH  43215
(614) 464-6422                             NEIL P. OLACK (GA 551250)
                                           JONES, DAY, REAVIS & POGUE
                                           3500 SunTrust Plaza
                                           303 Peachtree Street, N.E.
                                           Atlanta, Georgia 30308-3242
                                           (404) 521-3939

ATTORNEYS FOR DEBTOR AND                   ATTORNEYS FOR DEBTORS AND
DEBTOR IN POSSESSION                       DEBTORS IN POSSESSION
BCP MANAGEMENT, INC.                       BORDEN CHEMICALS AND PLASTICS
                                           OPERATING LIMITED PARTNERSHIP
November 7, 2002                           AND BCP FINANCE CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE

INTRODUCTION...................................................................1

Article I      DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION
               OF TIME.........................................................1

         A.    Defined Terms...................................................1

               1.      "Administrative Claim"..................................1

               2.      "Administrative Trade Claim"............................2

               3.      "Allowed Claim".........................................2

               4.      "Allowed [_____] Claim".................................2

               5.      "APSC Claim"............................................2

               6.      "Assets"................................................2

               7.      "Assumed Executory Contracts"...........................2

               8.      "Ballots"...............................................2

               9.      "Bank Loan Claim".......................................2

               10.     "Bankruptcy Code".......................................2

               11.     "Bankruptcy Court"......................................2

               12.     "Bankruptcy Rules"......................................2

               13.     "Bar Date"..............................................3

               14.     "Bar Date Order"........................................3

               15.     "BCP Available Cash"....................................3

               16.     "BCPM Available Cash"...................................3

               17.     "BCP Liquidating LLC"...................................3

               18.     "BCPM DIP Facility".....................................3

               19.     "BCPM DIP Lender".......................................3

               20.     "BCPM Liquidating LLC"..................................3

               21.     "BCP LLC Agent".........................................3

               22.     "BCPM LLC Agent"........................................3

               23.     "BCP LLC Agreement".....................................3

               24.     "BCPM LLC Agreement"....................................4

               25.     "BCP LLC Managers"......................................4

               26.     "BCPM LLC Managers".....................................4

               27.     "Borden Entity".........................................4

               28.     "Business Day"..........................................4

               29.     "Cash"..................................................4

               30.     "Cash Management Order".................................4

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

               31.     "Causes of Action"......................................4

               32.     "Chapter 11 Case".......................................4

               33.     "Claim".................................................4

               34.     "Claims Objection Bar Date".............................4

               35.     "Class".................................................5

               36.     "Common Shares of BCPM".................................5

               37.     "Common Shares of BCP Finance"..........................5

               38.     "Confirmation"..........................................5

               39.     "Confirmation Date".....................................5

               40.     "Confirmation Hearing"..................................5

               41.     "Confirmation Order"....................................5

               42.     "Creditors' Committees".................................5

               43.     "Cure Amount Claim".....................................5

               44.     "Debtor," "Debtors," "Debtors in Possession" or "DIP"...5

               45.     "Derivative Claim"......................................5

               46.     "DIP"...................................................5

               47.     "DIP Facilities"........................................5

               48.     "DIP Lender"............................................5

               49.     "Disbursing Agent"......................................6

               50.     "Disclosure Statement"..................................6

               51.     "Disputed"..............................................6

               52.     "Disputed Insured Claim"................................6

               53.     "Distribution"..........................................6

               54.     "Distribution Record Date"..............................6

               55.     "Document Reviewing Centers"............................6

               56.     "Effective Date"........................................6

               57.     "Estate"................................................7

               58.     "Executory Contract or Unexpired Lease".................7

               59.     "Face Amount"...........................................7

               60.     "Fee Claim".............................................7

               61.     "Fee Order".............................................7

               62.     "File," "Filed" or "Filing".............................7

               63.     "Final Order"...........................................7

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

               64.     "Fleet".................................................8

               65.     "Fleet DIP Facility"....................................8

               66.     "Fleet DIP Lender"......................................8

               67.     "General Unsecured Claim"...............................8

               68.     "General Partnership Interests of BCP"..................8

               69.     "Impaired"..............................................8

               70.     "Indenture Trustee".....................................8

               71.     "Insured Claim".........................................8

               72.     "Intercompany Claim"....................................8

               73.     "Interdebtor Claims"....................................8

               74.     "Interest"..............................................8

               75.     "IRS"...................................................8

               76.     "Limited Partnership Interests of BCP"..................8

               77.     "LLC Agent".............................................8

               78.     "Loan Agreement"........................................8

               79.     "Ordinary Course Professionals Order"...................9

               80.     "Person"................................................9

               81.     "Petition Date".........................................9

               82.     "Plan"..................................................9

               83.     "Plan Supplement".......................................9

               84.     "Prepetition Credit Facility"...........................9

               85.     "Prepetition Indenture".................................9

               86.     "Priority Claim"........................................9

               87.     "Priority Tax Claim"....................................9

               88.     "Professional"..........................................9

               89.     "Professional Fee Claim"................................9

               90.     "Professional Fees".....................................9

               91.     "Proof of Claim"........................................9

               92.     "Pro Rata".............................................10

               93.     "Quarterly Distribution Date"..........................10

               94.     "Real Property Executory Contract or Unexpired Lease"..10

               95.     "Restructuring Transactions"...........................10

               96.     "Schedules"............................................10

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

               97.     "Secured Claim"........................................10

               98.     "Senior Note Claim"....................................10

               99.     "Senior Notes".........................................10

               100.    "Stipulation of Amount and Nature of Claim"............10

               101.    "Tax"..................................................10

               102.    "Tax Code" ............................................11

               103.    "Tort Claim"...........................................11

               104.    "Trade Claim"..........................................11

               105.    "Treasury Regulations".................................11

               106.    "Unimpaired Claim".....................................11

               107.    "Unimpaired Class".....................................11

               108.    "Uninsured Claim"......................................11

               109.    "U.S. Trustee".........................................11

               110.    "Voting Deadline"......................................11

               111.    "Voting Instructions"..................................11

               112.    "Voting Record Date"...................................11

          B.   Rules of Interpretation and Computation of Time................11

               1.      Rules of Interpretation................................11

               2.      Computation of Time....................................12

Article II     CLASSES OF CLAIMS AND INTERESTS................................12

          A.   Classes of Claims Against BCP/BCP Finance......................12

               1.      Secured Claims.........................................12

                       a.      Class C-1 (BCP Bank Loan Claims)...............12

                       b.      Class C-2 (Other Secured Claims)...............12

               2.      Unsecured Claims.......................................12

                       a.      Class C-3 (BCP Unsecured Priority Claims)......12

                       b.      Class C-4 (BCP General Unsecured Claims).......12

                       c.      Class C-5 (BCP Intercompany Claims)............12

                       d.      Class C-6 (BCP Penalty Claims).................12

                       e.      Class C-7 (BCP Convenience Claims).............13

                       f.      Class C-8 (BCP Finance Claims).................13

                       g.      Class C-9 (Certain BCP Environmental Claims)...13

                       h.      Class C-10 (Senior Note Claims)................13

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          B.   Classes of Interests in BCP/BCP Finance........................13

               1.      Class E-1  (BCP Limited Partnership Interests).
                       Interests on account of the Limited Partnership
                       Interests of BCP.......................................13

               2.      Class E-2  (BCP General Partnership Interests).
                       Interests on account of the General Partnership
                       Interests of BCP.......................................13

               3.      Class E-3  (BCP Finance Common Shares).
                       Interests on account of the Common Shares of
                       BCP Finance............................................13

          C.   Classes of Claims Against BCPM.................................13

               1.      Secured Claims.........................................13

                       a.      Class CC-1.....................................13

                       b.      Class CC-2.....................................13

               2.      Unsecured Claims.......................................13

                       a.      Class CC-3 (BCPM Unsecured Priority Claims)....13

                       b.      Class CC-4 (BCPM General Unsecured Claims).....13

                       c.      Class CC-5 (BCPM Intercompany Claims)..........13

                       d.      Class CC-6 (BCPM Penalty Claims)...............14

                       e.      Class CC-7 Intentionally omitted...............14

                       f.      Class CC-8 Intentionally omitted...............14

                       g.      Class CC-9 (Certain BCPM Environmental
                               Claims)........................................14

          D.   Classes of Interests in BCPM...................................14

               1.      Class EE-1  (BCPM Shares): Interests on account of
                       the Common shares of BCPM..............................14

Article III    TREATMENT OF CLAIMS AND INTERESTS..............................14

          A.   Unclassified Claims............................................14

               1.      Payment of Administrative Claims.......................14

                       a.      Administrative Claims in General...............14

                       b.      Statutory Fees.................................14

                       c.      Ordinary Course Liabilities....................15

                       d.      Claims Under the Fleet DIP Facility............15

                       e.      Claims Under the BCPM DIP Facility.............15

                       f.      Professional Fee Claims........................15

                       g.      Bar Dates for Administrative Claims............15

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                               i.   General Bar Date Provisions...............15

                               ii.  Bar Dates for Certain Administrative
                                    Claims....................................16

                                    A.    Professional Compensation...........16

                                    B.    Ordinary Course Liabilities.........16

                                    C.    Claims Under the BCPM DIP Facility..16

               2.      Payment of Priority Tax Claims.........................16

                       a.      Priority Tax Claims............................16

                       b.      Other Provisions Concerning Treatment of
                               Priority Tax Claims............................17

          B.   Classified Claims of BCP/BCP Finance...........................17

               1.      Secured Claims.........................................17

                       a.      Class C-1 Claims (BCP Bank Loan Claims) are
                               Unimpaired.....................................17

                       b.      Class C-2 Claims (Other Secured Claims)
                               are Impaired...................................17

               2.      Unsecured Claims.......................................17

                       a.      Class C-3 Claims (BCP Unsecured Priority
                               Claims) are Unimpaired.........................17

                       b.      Class C-4 Claims (BCP General Unsecured Claims)
                               are Impaired...................................17

                       c.      Class C-5 Claims (BCP Intercompany Claims)
                               are Impaired...................................17

                       d.      Class C-6 Claims (BCP Penalty Claims)
                               are Impaired...................................18

                       e.      Class C-7 (BCP Convenience Claims)
                               are Impaired...................................18

                       f.      Class C-8 (BCP Finance Claims) are Impaired....18

                       g.      Class C-9 (Certain BCP Environmental Claims)
                               are Unimpaired.................................18

                       h.      Class C-10 (Senior Note Claims) are Impaired...18

          C.   Classified Interests...........................................18

               1.      Class E-1 Interests (Limited Partnership
                       Interests of BCP) are Impaired.........................18

               2.      Class E-2 Interests (General Partnership
                       Interests of BCP) are Impaired.........................19

               3.      Class E-3 Interests (Common Shares of BCP
                       Finance) are Impaired..................................19

          D.   Classified Claims of BCPM......................................19

               1.      Secured Claims.........................................19

                       a.      Class CC-1 Claims (BCPM Secured Claims)
                               are Unimpaired.................................19

               2.      Unsecured Claims.......................................19

                       a.      Class CC-3 Claims (BCPM Unsecured Priority
                               Claims) are Unimpaired.........................19

                       b.      Class CC-4 Claims (BCPM General Unsecured
                               Claims) are Impaired...........................19

                       c.      Class CC-5 Claims (BCPM Intercompany
                               Claims) are Impaired...........................19

                       d.      Class CC-6 Claims (BCPM Penalty Claims)
                               are Impaired...................................20

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                       e.      Class CC-7.....................................20

                       f.      Class CC-8.....................................20

                       g.      Class CC-9 (Certain BCPM Environmental
                               Claims) are Unimpaired.........................20

          E.   Classified Interests of BCPM.......................... ........20

               1.      Class EE-1 Interests (Common Shares of BCPM)
                       are Impaired...........................................20

          F.   Claims for Substantial Contribution............................20

          G.   Deficiency Claims..............................................20

Article IV     EFFECT OF CONFIRMATION.........................................21

          A.   Transfer, Liquidation of Assets................................21

               1.      Transfer...............................................21

               2.      Liquidation............................................21

          B.   Release of Assets..............................................21

          C.   Binding Effect.................................................21

          D.   Term of Injunctions or Stays...................................21

          E.   Causes of Action...............................................21

          F.   Final Satisfaction of Claims...................................22

          G.   Injunction.....................................................22

Article V      MEANS FOR IMPLEMENTATION OF THE PLAN...........................22

          A.   Implementation of the Plan.....................................22

               1.      Restructuring Transactions.............................22

               2.      Obligations of Any Successor Corporation in a
                       Restructuring Transaction..............................23

               3.      Effectuating Documents; Further Transactions...........23

               4.      Bank Accounts..........................................24

          B.   BCP Liquidating LLC............................................24

               1.      Establishment of BCP Liquidating LLC...................24

               2.      Purpose of BCP Liquidating LLC.........................24

               3.      BCP LLC Agent..........................................24

               4.      Managers of BCP Liquidating LLC........................25

               5.      Transfer of Assets.....................................25

               6.      Funding Expenses of BCP Liquidating LLC................26

               7.      Privilege..............................................26

               8.      Professionals..........................................26

               9.      LLC Distributions; Claimants...........................27

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                                TABLE OF CONTENTS
                                   (continued)

               10.     Valuation of Assets....................................27

               11.     Liquidation of Assets..................................27

               12.     Investment Powers......................................27

               13.     LLC Reporting Duties; Income Tax and Related
                       Information............................................28

               14.     Tax Cooperation and Information........................28

               15.     Termination............................................29

               16.     Net BCP Liquidating LLC Recoveries; Affirmative
                       Obligations................... ........................29

          C.   BCPM Liquidating LLC...........................................29

               1.      Establishment of BCPM Liquidating LLC..................29

               2.      Purpose of BCPM Liquidating LLC........................30

               3.      BCPM LLC Agent.........................................30

               4.      Managers of BCPM Liquidating LLC.......................31

               5.      Transfer of Assets.....................................31

               6.      Funding Expenses of BCPM Liquidating LLC...............31

               7.      Privilege..............................................31

               8.      Professionals..........................................32

               9.      LLC Distributions; Claimants...........................32

               10.     Valuation of Assets....................................32

               11.     Liquidation of Assets..................................32

               12.     Investment Powers......................................33

               13.     LLC Reporting Duties; Income Tax and Related
                       Information............................................33

                       a.      Tax Status.....................................33

                       b.      Statement of BCPM..............................33

                       c.      Other Filings..................................33

                       d.      Right to Obtain Information from Members.......34

               14.     Tax Cooperation and Information........................34

               15.     Termination............................................34

               16.     Net BCPM Liquidating LLC Recoveries; Affirmative
                       Obligations............................................34

          D.   Preservation of Causes of Action; Settlement of Claims
               and Releases...................................................35

               1.      Preservation of Causes of Action.......................35

               2.      Comprehensive Settlement of Claims and Controversies...35

               3.      Releases...............................................35

                       a.      General Releases by Holders of Claims
                               or Interests...................................35

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                       b.      Injunction Related to Releases.................36

          E.   Limitations on Amounts to Be Distributed to Holders of
               Allowed Insured Claims.........................................36

          F.   Cancellation and Surrender of Instruments, Securities and
               Other Documentation............................................36

          G.   Release of Liens...............................................37

          H.   Exemption from Certain Transfer Taxes..........................37

          I.   Closing of the Chapter 11 Cases................................37

Article VI     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........37

          A.   Executory Contracts and Unexpired Leases to Be Assumed
               or Assumed and Assigned........................................37

               1.      Assumption and Assignment Generally....................37

               2.      Assumptions and Assignments of Real Property Executory
                       Contracts or Unexpired Leases..........................38

               3.      Assignments Related to the Restructuring Transactions..38

               4.      Approval of Assumptions and Assignments................38

          B.   Payments Related to the Assumption of Executory Contracts
               or Unexpired Leases............................................38

          C.   Executory Contracts and Unexpired Leases to Be Rejected........39

          D.   Bar Date for Rejection Damages.................................39

          E.   Contracts and Leases Entered Into After the Petition Date......39

Article VII    PROVISIONS GOVERNING DISTRIBUTIONS.............................39

          A.   Distributions for Claims Allowed as of the Effective Date......39

          B.   Method of Distributions to Holders of Claims...................40

          C.   Disbursing Agent; Compensation and Reimbursement for Services
               Related to Distributions.......................................40

          D.   Delivery of Distributions and Undeliverable or Unclaimed
               Distributions..................................................41

               1.      Delivery of Distributions..............................41

                       a.      Generally......................................41

                       b.      Special Provisions for Distributions to
                               Holders of Senior Note Claims..................41

               2.      Undeliverable Distributions Held by Disbursing Agents..41

                       a.      Holding and Investment of Undeliverable
                               Distributions..................................41

                       b.      After Distributions Become Deliverable.........42

                       c.      Failure to Claim Undeliverable Distributions...42

          E.   Distribution Record Date.......................................42

          F.   Means of Cash Payments.........................................42

          G.   Timing and Calculation of Amounts to Be Distributed............43

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

               1.      Allowed Claims.........................................43

               2.      De Minimis Distributions...............................43

               3.      Time Bar to Cash Payments..............................43

               4.      Compliance with Tax Requirements.......................43

          H.   Surrender of Canceled Instruments or Securities................44

          I.   Setoffs........................................................44

Article VIII   PROCEDURES FOR RESOLVING DISPUTED CLAIMS.......................44

          A.   Prosecution of Objections to Claims............................44

               1.      Objections to Claims...................................44

               2.      Authority to Prosecute Objections......................44

          B.   Estimation of Claims...........................................45

          C.   Treatment of Disputed Claims...................................45

               1.      Disputed APSC Claims...................................45

               2.      Disputed General Unsecured Claims Against BCP and
                       BCPM...................................................45

               3.      Distributions on Account of Disputed Claims Once
                       Allowed................................................45

                       a.      Disputed APSC Claims...........................45

                       b.      Disputed General Unsecured Claims..............46

               4.      Disputed Unsecured Claims That Are Disallowed..........46

          D.   Allowance; Disallowance of Claims and Interests................46

               1.      Allowance of Claims....................................46

               2.      Disallowance of Claims.................................46

Article IX     CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
               OF THE PLAN....................................................47

          A.   Conditions Precedent to Confirmation...........................47

          B.   Conditions Precedent to the Effective Date.....................47

          C.   Waiver of Conditions to the Confirmation or Effective Date.....47

          D.   Effect of Nonoccurrence of Conditions to the Effective Date....47

Article X      CRAMDOWN.......................................................48

Article XI     EXCULPATION AND INJUNCTION.....................................48

          A.   Exculpation....................................................48

          B.   Injunctions....................................................48

          C.   Termination of Subordination Rights and Settlement of Related
               Claims and Controversies.......................................49

Article XII    RETENTION OF JURISDICTION......................................49

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

Article XIII   MISCELLANEOUS PROVISIONS.......................................51

          A.   Continued Employment of Professionals..........................51

          B.   Dissolution of the Creditors' Committees.......................51

          C.   Modification of the Plan.......................................51

          D.   Revocation of the Plan.........................................52

          E.   Severability of Plan Provisions................................52

          F.   Professional Fees and Expenses.................................52

          G.   Successors and Assigns.........................................52

          H.   Service of Certain Plan Exhibits and Disclosure Statement
               Exhibits.......................................................52

          I.   Service of Documents...........................................52

                               TABLE OF EXHIBITS/1/

Exhibit VI.A.1 Schedule of Executory Contracts and Unexpired Leases to Be Assumed and Assigned (Including Cure Amounts) - - To be included in the Plan Supplement

Exhibit VI.C Nonexclusive Schedule of Executory Contracts and Unexpired Leases to Be Rejected - - To be included in the Plan Supplement

Exhibit V.E            Preserved Causes of Action

----------
1 Except as otherwise indicated, all Exhibits will be filed and made available for review during regular business hours at the Document Reviewing Centers no later than ten days before the deadline to object to Confirmation of the Plan. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available for review at the Document Reviewing Centers.

                                  INTRODUCTION

          Borden Chemicals and Plastics Operating Limited Partnership ("BCP") and BCP Finance Corporation ("BCP Finance") (collectively, "BCP/BCP Finance") and BCP Management, Inc. ("BCPM") (collectively with BCP/BCP Finance, the "Debtors") propose the following second amended joint plan of liquidation (the "Plan") for the resolution of the outstanding claims against and interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. Section 1129. Reference is made to the Debtors' joint disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.

          BCP/BCP Finance filed their Chapter 11 Cases on April 3, 2001. BCPM filed its Chapter 11 Case on March 22, 2002. The Debtors are proposing this Plan as a joint plan because in so doing, (1) the Debtors' Estates will benefit from a single process by which all constituencies will be treated in a manner that is consistent with each constituency's rights against any combination of BCP/BCP Finance and BCPM; (2) the claims that may exist between or among the Debtors can be resolved in a manner consistent with the rights of each of the Debtors' Estates; and (3) there will be material cost savings to each Estate by reason of a coordinated joint Plan that addresses all inter-Estate issues consistently, and preserves the legal rights of each of the Estates (either against each other, or against third parties) for appropriate disposition by the Bankruptcy Court. THIS PLAN DOES NOT SUBSTANTIVELY CONSOLIDATE THE BCP/BCP FINANCE'S ESTATES AND THE BCPM'S ESTATE. Rather, this Plan preserves and protects the Assets and liabilities associated with each Estate for appropriate disposition under the Plan.

                                   ARTICLE I
                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.   DEFINED TERMS

          Unless the context otherwise requires, as used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "ADMINISTRATIVE CLAIM" means, with respect to each Debtor's respective Estate, a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of the Debtor (such as payments for inventories, leased equipment and premises), including Claims under the BCPM DIP Facility and including claims, as may be allowed by the Bankruptcy Court, for any advances made by BCPM to or on behalf of BCP or BCP Finance at any time prior to, or subsequent to the Chapter 11 filing of BCP/BCP Finance; (b) compensation for legal, financial advisory, investment banking, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; (d) Claims for reclamation against the Estate allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; and (e) all Intercompany Claims accorded priority pursuant to section 364 of the Bankruptcy Code or the Cash Management Order.

     2. "ADMINISTRATIVE TRADE CLAIM" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business.

     3.   "ALLOWED CLAIM" means:

          a. a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

          b. a Claim (i) for which a Proof of Claim or request for payment of Administrative Claim has been filed by the applicable Bar Date or otherwise been deemed timely filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

          c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by either BCP Liquidating LLC or BCPM Liquidating LLC in the respective Chapter 11 Cases and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

     4. "ALLOWED [_____] CLAIM" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

     5. "APSC CLAIM" means Administrative Claims, Priority Claims, Secured Claims and claims of either BCP/BCP Finance or BCPM, as appropriate.

     6. "ASSETS" means all assets of the applicable Debtor or Liquidating LLC of any nature whatsoever, including, without limitation, the property of the Estate pursuant to section 541 of the Bankruptcy Code, Cash, claims of right, interests and property, real and personal, tangible and intangible.

     7. "ASSUMED EXECUTORY CONTRACTS" means those contracts assumed by a particular Debtor pursuant to section 365 of the Bankruptcy Code.

     8. "BALLOTS" means the form or forms distributed to each holder of an Impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan.

     9. "BANK LOAN CLAIM" means a Claim arising under the Prepetition Credit Facility.

     10.  "BANKRUPTCY CODE" means title 11 of the United States Code, 11
U.S.C. Sections 101-1330, as now in effect or hereafter amended with retroactive applicability to the Chapter 11 Cases.

     11. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court under 28 U.S.C. Section 151.

     12. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended with retroactive applicability to the Chapter 11 Cases.

     13. "BAR DATE" means the applicable bar date by which a Proof of Claim must be or must have been filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

     14. "BAR DATE ORDER" means the Order Establishing Bar Dates for Filing Proofs of Claims and Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court in BCP/BCP Finance's Chapter 11 Cases on or about July 26, 2001, as the same may be amended, modified or supplemented, and as entered by the Bankruptcy Court in BCPM's Chapter 11 Case on August 13, 2002.

     15. "BCP AVAILABLE CASH" means, as determined by BCP as of the Effective Date, subject to the requirements of the BCPM DIP Facility, the amount of Cash (including any proceeds realized from the sale or other disposition of the Assets of BCP) less the amount of Cash estimated to be necessary to fund adequately the costs and expenses to be incurred by BCP and BCP Liquidating LLC (including, but not limited to, the fees and expenses of Professionals retained by BCP Liquidating LLC) relating to implementation and consummation of the Plan, including the liquidation of Assets in furtherance of the Plan and administration of BCP Liquidating LLC.

     16. "BCPM AVAILABLE CASH" means, as determined by BCPM as of the Effective Date, the amount of Cash (including any proceeds realized from the sale or other disposition of the Assets of BCPM) less the amount of Cash estimated to be necessary to fund adequately the costs and expenses to be incurred by BCPM and BCPM Liquidating LLC (including, but not limited to, the fees and expenses of Professionals retained by BCPM Liquidating LLC) relating to implementation and consummation of the Plan, including the liquidation of Assets in furtherance of the Plan and administration of BCPM Liquidating LLC.

     17. "BCP LIQUIDATING LLC" means the liquidating limited liability company formed in respect of the Assets of BCP, as described in Section V.B.1 of the Plan and governed by the BCP LLC Agreement.

     18. "BCPM DIP FACILITY" means, collectively, the loan agreement, by and between BCP, as borrower, and BCPM, as lender, originally dated December 12, 2001; all amendments thereto and extensions thereof; and all instruments related to the documents identified therein.

     19.  "BCPM DIP LENDER" means BCPM, as lender, under the BCPM DIP Facility.

     20. "BCPM LIQUIDATING LLC" means the liquidating limited liability company formed in respect of the Assets of BCPM, as described in Section V.C.1 of the Plan and governed by the BCPM LLC Agreement.

     21. "BCP LLC AGENT" means the Person or entity designated in writing filed and served no later than fourteen days prior to Confirmation pursuant to Section V.B.3 of the Plan to act as the managing agent of BCP Liquidating LLC pursuant to the terms of the BCP Liquidating LLC Agreement, and any successors thereto.

     22. "BCPM LLC AGENT" means the Person or entity designated in writing filed and served no later than fourteen days prior to Confirmation pursuant to
Section V.C.3 of the Plan to act as the managing agent of BCPM Liquidating LLC pursuant to the terms of the BCPM Liquidating LLC Agreement, and any successors thereto.

     23. "BCP LLC AGREEMENT" means that certain agreement establishing BCP Liquidating LLC, a copy of which will be included in the Plan Supplement.

     24. "BCPM LLC Agreement" means that certain agreement establishing BCPM Liquidating LLC, a copy of which will be included in the Plan Supplement.

     25. "BCP LLC Managers" means the two (2) Persons or entities designated in writing filed and served no later than fourteen days prior to Confirmation pursuant to Section V.B.4 of the Plan to act as managers of BCP Liquidating LLC in accordance with the terms of the BCP Liquidating LLC Agreement, one of which is the BCP LLC Agent, and any successors thereto.

     26. "BCPM LLC MANAGERS" means the two (2) Persons or entities designated in writing Filed and served no later than fourteen days prior to Confirmation pursuant to Section V.C.4 of the Plan to act as managers of BCPM Liquidating LLC in accordance with the terms of the BCPM Liquidating LLC Agreement, one of which is the BCPM LLC Agent, and any successors thereto.

     27. "BORDEN ENTITY" means Borden Chemical, Inc./2/ and any of its predecessors, subsidiaries or affiliates, as the context requires, other than BCP, BCP Finance, or BCPM.

     28. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     29. "CASH" means cash and cash equivalents, including, but not limited to, bank deposits, wire transfers, checks, and readily marketable securities, instruments and obligations of the United States of America or instrumentalities thereof.

     30. "CASH MANAGEMENT ORDER" means the respective Orders (A) Approving Cash Management System, Certain Intercompany Transaction with Nondebtor Related Entities and Use of Existing Bank Accounts and Business Forms and (B) According Administrative Priority Status to All Postpetition Intercompany Claims entered by the Bankruptcy Court in the BCP/BCP Finance Chapter 11 Cases on or about April 5, 2001, or entered in the BCPM Chapter 11 Case on or about March 27, 2002, as the same may be amended, modified or supplemented.

     31. "CAUSES OF ACTION" means, with respect to each Debtor individually, all claims, demands, rights, actions, causes of action and suits of such Debtor's Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, including without limitation the Causes of Action set forth in Exhibit V.E entitled "Preserved Causes of Action."

     32. "CHAPTER 11 CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and
(b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     33. "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

     34. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.3.c, the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a Proof of Claim for such Claim; and (c) such other period of limitation as may be specifically

----------
2 On November 24, 2001, Borden Chemical, Inc. and its parent, Borden Chemical Holdings, Inc., both Delaware corporations, were merged into Borden, Inc., a New Jersey corporation. Borden, Inc., the surviving corporation, changed its name to Borden Chemical, Inc. BCPM remains a wholly owned subsidiary of Borden Chemical, Inc. (f/k/a Borden, Inc.).

fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

     35.  "CLASS" means a class of Claims or Interests, as described in Article
II.

     36. "COMMON SHARES OF BCPM" means all shares of stock issued by BCPM and outstanding immediately prior to the Petition Date.

     37. "COMMON SHARES OF BCP FINANCE" means all shares of stock issued by BCP Finance and outstanding immediately prior to the Petition Date.

     38. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     39. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     40. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

     41. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     42. "CREDITORS' Committees" means the two statutory committees of unsecured creditors of the Debtors, appointed by the United States Trustee for the District of Delaware in the Chapter 11 Cases, pursuant to section 1102 of the Bankruptcy Code; specifically, in the BCP/BCP Finance Chapter 11 Cases (individually, the "BCP Creditors' Committee") and the BCPM Chapter 11 Case (individually, the "BCPM Creditors' Committee").

     43. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

     44. "DEBTOR," "DEBTORS," "DEBTORS IN POSSESSION" OR "DIP" means Borden Chemicals and Plastics Operating Limited Partnership (defined above as "BCP"), BCP Finance Corporation (defined above as "BCP Finance"), and BCP Management, Inc. (defined above as "BCPM"), individually or collectively, as the context requires.

     45. "DERIVATIVE CLAIM" means a claim that is property of any of the Debtors' Estates pursuant to section 541 of the Bankruptcy Code or any state or federal fraudulent conveyance, fraudulent transfer, preference, avoidance or other similar claims or causes of action for the benefit of creditors that the Debtors are authorized to pursue in accordance with the Bankruptcy Code and other applicable law.

     46.  "DIP" means debtor in possession. See also paragraph 46 above.

     47. "DIP FACILITIES" means, collectively: (a) Fleet DIP Facility and (b) BCPM DIP Facility.

     48. "DIP LENDER" means, collectively: (a) those entities identified as "Lenders" in the Fleet DIP Facility, as same may be amended, and their respective successors and assigns and Fleet, as agent bank and (b) the entity (or entities) identified as "Lenders" in the BCPM DIP Facility, as same may be amended, and their respective successors and assigns.

     49. "DISBURSING AGENT" means the Person or entity designated in writing Filed on or before Confirmation pursuant to Section VII.C. of the Plan, and any successor thereto.

     50. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein, and including the Plan Supplement) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

     51.  "DISPUTED" means, with respect to any Claim:

               a. if no Proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

               b. if a Proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the Proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been filed by the applicable Debtor, or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

     52. "DISPUTED INSURED CLAIM" and "Disputed Uninsured Claim" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

     53. "DISTRIBUTION" means the Cash or other Assets to be distributed to holders of Allowed Claims or Interests under Article VII, subject to court approval in accordance with Proposed Treasury Regulations section
1.468B-9(a)(3).

     54. "DISTRIBUTION RECORD DATE" means the close of business on the day selected by the Debtors, after consultation with their respective Creditors' Committees, as the record date for purposes of initial Distributions under the Plan.

     55. "DOCUMENT REVIEWING CENTERS" means, collectively: (a) the offices of Jones, Day, Reavis & Pogue located at North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 and 3500 SunTrust Plaza, 303 Peachtree Street, N.E., Atlanta, Georgia 30308; (b) the offices of Duane Morris LLP located at 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801; (c) the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215;
(d) the offices of Blank Rome Comisky & McCauley LLP, Chase Manhattan Centre, 1201 Market Street, Suite 800, Wilmington, Delaware 19801; and (e) any other locations designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan, the Disclosure Statement and the Plan Supplement.

     56. "EFFECTIVE DATE" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section IX.B of the Plan have been met or waived pursuant to
Section IX.C of the Plan.

     57. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     58. "EXECUTORY CONTRACT OR UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     59.  "FACE AMOUNT" means:

          a. when used with reference to a Disputed Insured Claim, either (i) the full stated amount claimed by the holder of such Claim in any Proof of Claim filed by the Bar Date, or otherwise deemed timely filed under applicable law, if the Proof of Claim specifies only a liquidated amount; (ii) if no Proof of Claim is filed by the Bar Date or otherwise deemed timely filed under applicable law, that portion, if any, of such Claim listed on the Debtor's Schedules as undisputed, noncontingent and liquidated; or (iii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in (i) or (ii) above or the Proof of Claim specifies an unliquidated amount; and

          b.   when used with reference to a Disputed Uninsured Claim, either
(i) the full stated amount claimed by the holder of such Claim in any Proof of Claim filed by the Bar Date, or otherwise deemed timely filed under applicable law, if the Proof of Claim specifies only a liquidated amount; or (ii) the amount of the Claim acknowledged by the applicable Debtor in any objection filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, proposed by the applicable Debtor or established by the applicable Debtor following the Effective Date, if no Proof of Claim has been filed by the Bar Date or has otherwise been deemed timely filed under applicable law or if the Proof of Claim specifies an unliquidated amount.

     60. "FEE CLAIM" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in a Chapter 11 Case.

     61. "FEE ORDER" means the Administrative Order, Pursuant to Sections 105 and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court in BCP/BCP Finance's Chapter 11 Cases on or about May 11, 2001, and in BCPM's Chapter 11 Case on or about April 12, 2002.

     62. "FILE," "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

     63. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     64. "FLEET" means Fleet Capital Corporation, a division of FleetBoston Financial Corporation, a Massachusetts banking corporation.

     65. "FLEET DIP FACILITY" means, collectively: (i) the Loan Agreement, as modified by the Agreed Final Order Authorizing BCP/BCP Finance: (a) to Use Cash Collateral; (b) to Incur Postpetition Debt; and (c) to Grant Adequate Protection and Provide Security to Fleet Capital Corporation, as Agent, dated July 10, 2001; (ii) all amendments thereto and extensions thereof; and (iii) all security agreements and instruments related to the documents identified in (i) and (ii).

     66. "FLEET DIP LENDER" means, collectively: (a) those entities identified as "Lenders" in the Fleet DIP Facility and their respective successors and assigns and (b) Fleet (as agent bank).

     67. "GENERAL UNSECURED CLAIM" means any Claim against a Debtor that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim or BCP Convenience Claim.

     68. "GENERAL PARTNERSHIP INTERESTS OF BCP" means the general partnerships interests in BCP that were outstanding immediately prior to the Petition Date.

     69. "IMPAIRED" means with respect to a Claim or Class of Claims, a Claim or Class of Claims that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     70. "INDENTURE TRUSTEE" means The Bank of New York, as successor indenture trustee under the Prepetition Indenture, or any successor thereto.

     71. "INSURED CLAIM" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, other than a workers' compensation insurance policy, applicable to a Debtor or its respective businesses.

     72. "INTERCOMPANY CLAIM" means any claim by a Borden Entity against any Debtor, or any Claim by a Debtor against a Borden Entity.

     73. "INTERDEBTOR CLAIMS" means any administrative, prepetition or other Claim of one of the Debtors against any of the other Debtors, except a Claim arising under the BCPM DIP Facility.

     74. "INTEREST" means the rights of the holder of the Limited Partnership Interests of BCP, General Partnership Interests of BCP, Common Shares of BCP Finance, or Common Shares of BCPM, and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

     75.  "IRS" means the Internal Revenue Service of the United States of
America.

     76. "LIMITED PARTNERSHIP INTERESTS OF BCP" means the limited partnership interests in BCP that were outstanding immediately prior to the Petition Date.

     77. "LLC AGENT" means either the BCP LLC Agent or the BCPM LLC Agent, as the context requires.

     78. "LOAN AGREEMENT" means the revolving credit agreement dated March 31, 2000, as subsequently amended and modified, among BCP, as borrower, Fleet, for itself and as administrative agent, and the lenders party thereto.

     79. "ORDINARY COURSE PROFESSIONALS ORDER" means the Order Authorizing BCP/BCP Finance to Retain, Employ and Pay Certain Professionals in the Ordinary Course of their Businesses entered by the Bankruptcy Court in the BCP/BCP Finance Chapter 11 Cases on or about May 31, 2001.

     80. "PERSON" means a person as defined in section 101(41) of the Bankruptcy Code.

     81. "PETITION DATE" means April 3, 2001 with respect to BCP/BCP Finance, and March 22, 2002 with respect to BCPM, as the context requires.

     82. "PLAN" means this Chapter 11 Plan of Liquidation, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     83. "PLAN SUPPLEMENT" means the material documents necessary to effectuate the transactions contemplated by the Plan, which documents shall be jointly filed with the Bankruptcy Court and served by the Debtors substantially in final form no later than fourteen (14) days prior to the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected at the Office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to respective counsel to the Debtor.

     84. "PREPETITION CREDIT FACILITY" means the Loan Agreement together with all instruments and agreements related thereto.

     85. "PREPETITION INDENTURE" means the Indenture, dated as of March 1, 1995, among BCP, BCP Finance and the Indenture Trustee, concerning the 9 1/2% Notes Due 2005, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     86. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     87. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     88. "PROFESSIONAL" means any professional employed in a Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with a Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     89. "PROFESSIONAL FEE CLAIM" means all claims for fees and expenses under sections 503(b)(2) through 503(b)(6) of the Bankruptcy Code by Professionals that are unpaid as of the Confirmation Date.

     90. "PROFESSIONAL FEES" means all Allowed Claims for compensation and for reimbursement of expenses under sections 328 and 330 of the Bankruptcy Code.

     91. "PROOF OF CLAIM" means a proof of claim pursuant to section 501 of the Bankruptcy Code and/or any order of the Bankruptcy Court, together with supporting documents.

     92. "PRO RATA" means, when used with reference to a Distribution of property pursuant to Article III, proportionately so that with respect to a particular Allowed Claim, the ratio of (i)(A) the amount of property distributed on account of such Claim to (B) the amount of such Claim, is the same as the ratio of (ii)(A) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (B) the amount of all Allowed Claims in that Class and all other Classes receiving the same treatment.

     93. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within forty-five (45) days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     94. "REAL PROPERTY EXECUTORY CONTRACT OR UNEXPIRED LEASE" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real or, in Louisiana, immovable property and an Executory Contract or Unexpired Lease granting rights or interests related to or appurtenant to the applicable real or, in Louisiana, immovable property, including all servitudes; easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real or, in Louisiana, immovable property or rights in rem related to the applicable real or, in Louisiana, immovable property.

     95. "RESTRUCTURING TRANSACTIONS" means, collectively, those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that each of the Debtors, individually or collectively, determine to be necessary or appropriate in connection with the Plan.

     96. "SCHEDULES" means the Schedules of Assets and Liabilities and the Statements of Financial Affairs filed by BCP/BCP Finance on or about June 4, 2001, and by BCPM on or about April 24, 2002, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

     97. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

     98. "SENIOR NOTE CLAIM" means a Claim under or evidenced by the Prepetition Indenture.

     99. "SENIOR NOTES" means the senior notes issued by BCP and BCP Finance pursuant to the Prepetition Indenture.

     100. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

     101. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

     102. "TAX CODE" means the Internal Revenue Code of 1986, as amended.

     103. "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

     104. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date, including any Claim of an employee that is not a Priority Claim.

     105. "TREASURY REGULATIONS" means final, temporary and proposed regulations promulgated by the U.S. Treasury Department in respect of the Tax Code.

     106. "UNIMPAIRED CLAIM" means a Claim that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

     107. "UNIMPAIRED CLASS" means a Class that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

     108. "UNINSURED CLAIM" means any Claim that is not an Insured Claim.

     109. "U.S. TRUSTEE" means the Office of the United States Trustee for the District of Delaware.

     110. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

     111. "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the Disclosure Statement and in the Ballots.

     112. "VOTING RECORD DATE" means [_____], 2002.

B.   RULES OF INTERPRETATION AND COMPUTATION OF TIME

     1.   RULES OF INTERPRETATION

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit filed or to be filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and

"hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     2.   COMPUTATION OF TIME

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II
                         CLASSES OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the Classes described below. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

A.   CLASSES OF CLAIMS AGAINST BCP/BCP FINANCE

     1.   SECURED CLAIMS

          a.   Class C-1 (BCP Bank Loan Claims). Bank Loan Claims against BCP.

          b.   Class C-2 (Other Secured Claims). Other Secured Claims against
BCP.

     2.   UNSECURED CLAIMS

          a. Class C-3 (BCP Unsecured Priority Claims). Unsecured Claims against BCP that are entitled to priority under section 507(a)(3), 507(a)(4) or 507(a)(6) of the Bankruptcy Code.

          b. Class C-4 (BCP General Unsecured Claims). Unsecured Claims against BCP that are not otherwise classified in Class C-3, C-5, C-6, C-7, C-9 or C-10.

          c. Class C-5 (BCP Intercompany Claims). All Intercompany Claims against BCP.

          d. Class C-6 (BCP Penalty Claims). Unsecured Claims against BCP for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claim holder's actual pecuniary loss.

          e. Class C-7 (BCP Convenience Claims). Unsecured Claims against BCP that otherwise would be included in Class C-4, but with respect to each such Claim, the applicable Claim either (i) is equal to or less than $1,250.00 or
(ii) is reduced to an aggregate of $1,250.00, in full satisfaction of the Claim, pursuant to an election by such holder made on the Ballot provided for voting on the Plan by the Voting Deadline. For purposes of treatment under Class C-7, multiple Claims of a holder against a particular Debtor arising in a series of similar or related transactions between such Debtor and the original holder of such Claims will be treated as a single Claim and no splitting of Claims will be recognized for purposes of Distribution.

          f.   Class C-8 (BCP Finance Claims). All Claims against BCP Finance.

          g. Class C-9 (Certain BCP Environmental Claims). Claims against BCP and BCP Finance by the U.S. Environmental Protection Agency or the U.S. Department of Justice on behalf of the Environmental Protection Agency (either, the "EPA"), and the Louisiana Department of Environmental Equality (the "LDEQ") evidenced by, arising in, arising under or related to the Consent Decree (as such term is defined in the Disclosure Statement).

          h. Class C-10 (Senior Note Claims). All Claims evidenced by, arising in, arising under or related to the Prepetition Indenture and Senior Notes.

B.   CLASSES OF INTERESTS IN BCP/BCP FINANCE

     1. Class E-1 (BCP Limited Partnership Interests). Interests on account of the Limited Partnership Interests of BCP.

     2. Class E-2 (BCP General Partnership Interests). Interests on account of the General Partnership Interests of BCP.

     3. Class E-3 (BCP Finance Common Shares). Interests on account of the Common Shares of BCP Finance.

C.   CLASSES OF CLAIMS AGAINST BCPM

     1.   SECURED CLAIMS

          a.   Class CC-1. All Secured Claims (if any) against BCPM.

          b.   Class CC-2. Intentionally omitted.

     2.   UNSECURED CLAIMS

          a. Class CC-3 (BCPM Unsecured Priority Claims). Unsecured Claims against BCPM that are entitled to priority under section 507(a)(3), 507(a)(4) or 507(a)(6) of the Bankruptcy Code.

          b. Class CC-4 (BCPM General Unsecured Claims). Unsecured Claims against BCPM that are not otherwise classified in Class CC-3, CC-5, or CC-6.

          c. Class CC-5 (BCPM Intercompany Claims). All Intercompany Claims against BCPM.

          d. Class CC-6 (BCPM Penalty Claims). Unsecured Claims against BCPM for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claim holder's actual pecuniary loss.

          e.   Class CC-7 Intentionally omitted.

          f.   Class CC-8 Intentionally omitted.

          g. Class CC-9 (Certain BCPM Environmental Claims). Claims against BCPM by the EPA, and the LDEQ evidenced by, arising in, arising under or related to the Consent Decree.

D.   CLASSES OF INTERESTS IN BCPM

     1. Class EE-1 (BCPM Shares): Interests on account of the Common shares of BCPM.

                                   ARTICLE III
                        TREATMENT OF CLAIMS AND INTERESTS

     The treatment of Claims herein shall be consistent with the priority scheme set forth in section 507 of the Bankruptcy Code.

     THE ESTATES OF THE DEBTORS HAVE NOT BEEN SUBSTANTIVELY CONSOLIDATED. ANY CLAIMS HELD AGAINST ONE OF THE DEBTORS WILL BE SATISFIED SOLELY FROM THE ASSETS OF SUCH DEBTOR. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NOTHING IN THIS PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST ANOTHER DEBTOR. THE CLAIMS OF CREDITORS THAT HOLD CLAIMS AGAINST MULTIPLE DEBTORS WILL BE TREATED AS SEPARATE CLAIMS WITH RESPECT TO EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, DISTRIBUTIONS AND VOTING), AND SUCH CLAIMS WILL BE ADMINISTERED AS PROVIDED IN THE PLAN.

A.   UNCLASSIFIED CLAIMS

     1.   PAYMENT OF ADMINISTRATIVE CLAIMS

          a.   ADMINISTRATIVE CLAIMS IN GENERAL

          Except as specified in this Section III.A.1, and subject to the Bar Date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, without interest, Cash equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Debtor and the holder of the Administrative Claim.

          b.   STATUTORY FEES

          On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid in accordance therewith until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

          c.   ORDINARY COURSE LIABILITIES

          Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years commencing after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section VI.E) will be paid by the applicable Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims, or the applicable Liquidating LLC. Included in this category are holders of valid reclamation claims that are owed amounts pursuant to and in accordance with the Order Approving and Authorizing Procedures for Resolving Reclamation Claims entered in the BCP Chapter 11 case on July 26, 2001.

          d.   CLAIMS UNDER THE FLEET DIP FACILITY

          The Fleet DIP Facility has been paid in full. Therefore, there will be no payment to the Fleet DIP Lender.

          e.   CLAIMS UNDER THE BCPM DIP FACILITY

          Unless otherwise agreed to by BCPM under the BCPM DIP Facility, on or before the Effective Date, the amount outstanding under or evidenced by the BCPM DIP Facility will be paid in Cash.

          f.   PROFESSIONAL FEE CLAIMS

          Professionals who are entitled to reimbursement or allowance of fees and expenses pursuant to sections 503(b)(2) through 503(b)(6) of the Bankruptcy Code, shall be paid, in Cash, in the amount awarded to such Professionals by Final Order of the Bankruptcy Court as soon as is practicable after such award (and no later than the fifteenth (15th) Business Day of the first month after such Final Order). Notwithstanding anything herein to the contrary, the holder of an Allowed Professional Fee Claim may be paid on such other date and upon such other amount and terms as may be agreed upon by that holder.

          g.   BAR DATES FOR ADMINISTRATIVE CLAIMS

               i.   GENERAL BAR DATE PROVISIONS

          Except as otherwise provided in Section III.A.1.g.ii, unless previously filed, requests for payment of Administrative Claims (including Intercreditor Claims) must be filed and served on the Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, so that they are received no later than thirty (30) days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors or their respective property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be filed and served on the Debtors and the requesting party by the later of (A) ninety (90) days after the Effective Date or (B) thirty (30) days after the Filing of the applicable request for payment of Administrative Claims.

               ii.  BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                    A.   PROFESSIONAL COMPENSATION

          Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must file and serve on the Debtors, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim so that it is received no later than sixty
(60) days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be filed and served on respective counsel for the Debtors, and counsel to each of the Creditors' Committees, and the requesting party by the later of (1) ninety (90) days after the Effective Date or (2) thirty (30) days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                    B.   ORDINARY COURSE LIABILITIES

          Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.G, will not be required to file or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.c.

                    C.   CLAIMS UNDER THE BCPM DIP FACILITY

          Holders of Administrative Claims under or evidenced by the BCPM DIP Facility will not be required to file or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d or Section III.A.1.e., as applicable.

     2.   PAYMENT OF PRIORITY TAX CLAIMS

          a.   PRIORITY TAX CLAIMS

          Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed to by the holder of a Priority Tax Claim and the applicable Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest, accruing from the Effective Date at a rate equal to the effective yield on the three-month treasury bill sold at the auction immediately preceding the Effective Date, on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). Unless otherwise agreed to by the holder of a Priority Tax Claim, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which
(i) an order allowing such Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Debtor and the holder of the Priority Tax Claim; provided, however, that the Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

          b.   OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX CLAIMS

          Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class C-6, and the holder of an Allowed Priority Tax Claim may not assess or attempt to collect such penalty from the any of the Debtors or their respective property.

B.   CLASSIFIED CLAIMS OF BCP/BCP FINANCE

     1.   SECURED CLAIMS

          a. Class C-1 Claims (BCP Bank Loan Claims) are Unimpaired. The Debtors believe that all Bank Loan Claims already have been satisfied in full during the BCP/BCP Finance Chapter 11 Cases, and thus there will be no Allowed Bank Loan Claims requiring treatment in this Class.

          b. Class C-2 Claims (Other Secured Claims) are Impaired. Any Allowed Class C-2 Claims shall, on the Effective Date, or as soon as practical thereafter, be treated, at the election of BCP, as follows: (1) BCP shall surrender all collateral securing such Allowed Claim to the holder thereof, without representation or warranty by, or recourse against, BCP or (2) the holder of such Allowed Claim shall receive an amount in Cash equal to the principal amount of such Claim, but no Cash on account of interest, fees, costs or charges. Class C-2 is an Impaired Class and holders of Allowed Claims in Class C-2 are entitled to vote to accept or reject the Plan.

     2.   UNSECURED CLAIMS

          a. Class C-3 Claims (BCP Unsecured Priority Claims) are Unimpaired. On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Claim in Class C-3 will receive Cash equal to the amount of such Allowed Claim. Class C-3 is an Unimpaired Class and holders of Allowed Claims in Class C-3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class C-3 are not entitled to vote to accept or reject the Plan.

          b. Class C-4 Claims (BCP General Unsecured Claims) are Impaired. On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Claim in Class C-4 (including Interdebtor Claims) shall (i) receive its Pro Rata share of any BCP Available Cash; and (ii) become a claimant of BCP Liquidating LLC to the extent of its Pro Rata share, if any, of any additional Distributions. The holders of Allowed C-4 Claims may be entitled to receive additional Distributions, from time to time, following the Effective Date, in accordance with Section VII.B of the Plan. Class C-4 is an Impaired Class and holders of Allowed Claims in Class C-4 are entitled to vote to accept or reject the Plan. Any deficiency in the payment of the Allowed Claim in Class C-4 will be a Claim in Class CC-4.

          c. Class C-5 Claims (BCP Intercompany Claims) are Impaired. Any Allowed Claim in Class C-5, which is not subordinated under section 510 of the Bankruptcy Code or otherwise, shall be paid in the same manner and Pro Rata with Allowed Claims in Class C-4. BCP/BCP Finance has retained Preserved Causes of Action that include Causes of Action that may be asserted against the Borden Entities, as well as the right to prosecute Objections to Claims. The BCP and BCPM Creditors' Committees are currently investigating these Claims. See Article
V. E and Article VIII. Class C-5 is an

Impaired Class and holders of Allowed Claims in Class C-5 are entitled to vote to accept or reject the Plan.

          d. Class C-6 Claims (BCP Penalty Claims) are Impaired. No property will be distributed to or retained by the holders of Allowed Claims in Class C-6 on account of such Claims. Class C-6 is an Impaired Class and holders of Allowed Claims in Class C-6 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

          e. Class C-7 (BCP Convenience Claims) are Impaired. On the Effective Date, or as soon as practicable after the Claim becomes an Allowed Claim (and no later than the fifteenth (15th) Business Day of the first month after the Claim becomes Allowed), each holder of an Allowed Claim in Class C-7 (including holders of Allowed Unsecured Claims against BCP electing on their Ballot to be treated as holders of Class C-7 Claims) shall receive Cash, in full satisfaction of the Claim, equal to (i) for Allowed Claims equal to or less than $1,250, the full amount of the Allowed Claim, without interest; or (ii) for Allowed Claims in excess of $1,250, the amount of $1,250, without interest, provided, however, that if prior to the Confirmation BCP (i) estimates that the total amount of Distributions in respect of Class C-7 will exceed $500,000 or (ii) determines that there will be insufficient Cash to make the total amount of Distributions in Class C-7, BCP may (i) decide in its sole discretion to deem all Class C-7 Claims (including Allowed Claims equal to or less than $1,250 electing Class C-7 treatment) as Class C-4 Claims and eliminate Class C-7 in its entirety or (ii) reduce the percentage recovery of all Allowed Class C-7 Claim Pro Rata to equal $500,000 (or the amount of Cash available to make the total amount of Distributions in Class C-7) in the aggregate. Class C-7 is an Impaired Class and holders of Allowed Claims in Class C-7 are entitled to vote to accept or reject the Plan.

          f. Class C-8 (BCP Finance Claims) are Impaired. All Allowed Class C-8 Claims will receive treatment in Class C-10 and are Impaired.

          g. Class C-9 (Certain BCP Environmental Claims) are Unimpaired. The Debtors reached a settlement with the LDEQ, the EPA and Borden Chemical, Inc. of Claims against BCP, BCP Finance and BCPM by the EPA and the LDEQ evidenced by, arising in, arising under or related to the Consent Decree. The Debtors sought and obtained Bankruptcy Court approval of such settlement and these Claims are Unimpaired.

          h. Class C-10 (Senior Note Claims) are Impaired. On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Class C-10 Claim shall (i) receive its Pro Rata share of any BCP Available Cash; and (ii) become a claimant of BCP Liquidating LLC to the extent of its Pro Rata share, if any, of any additional Distributions. The holders of Allowed Class C-10 Claims may be entitled to receive additional Distributions, from time to time, following the Effective Date, in accordance with Section VII.B of the Plan. Class C-10 is an Impaired Class and holders of Allowed Claims in Class C-10 are entitled to vote to accept or reject the Plan. Any deficiency in the payment of the Allowed Claim in Class C-10 will not become, or entitle the holder to, a Claim in Class CC-4.

C.   CLASSIFIED INTERESTS

     1. Class E-1 Interests (Limited Partnership Interests of BCP) are Impaired. Because the value of BCP's Assets is less than the expected total amount of Allowed Claims against it, holders of Class E-1 Interests will not receive any Distribution or retain any property under the Plan. On the Effective Date, all such Interests shall be extinguished. Class E-1 is an Impaired Class and holders of Allowed Class E-1 Interests are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

     2. Class E-2 Interests (General Partnership Interests of BCP) are Impaired. Because the value of BCP's Assets is less than the expected total amount of Allowed Claims against it, holders of Class E-2 Interests will not receive any Distribution or retain any property under the Plan. On the Effective Date, all such Interests shall be extinguished. Class E-2 is an Impaired Class and holders of Allowed Class E-2 Interests are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

     3. Class E-3 Interests (Common Shares of BCP Finance) are Impaired. Because the value of BCP Finance's Assets is less than the expected total amount of Allowed Claims against it, holders of Class E-3 Interests will not receive any Distribution or retain any property under the Plan. On the Effective Date, all such Interests shall be extinguished. Class E-3 is an Impaired Class and holders of Allowed Class E-3 Interests are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

D.   CLASSIFIED CLAIMS OF BCPM

     1.   SECURED CLAIMS

          a. Class CC-1 Claims (BCPM Secured Claims) are Unimpaired. Any Class CC-1 Claims shall, on the Effective Date, or as soon as practical thereafter, be treated, at the election of BCPM as follows: (1) BCPM shall surrender all collateral securing such Claim to the holder thereof, without representation or warranty by or recourse against BCPM, or (2) the holder of such Claim shall receive an amount in Cash equal to the amount of such Claim. Class CC-1 is an Unimpaired Class and holders of Allowed Claims in Class CC-1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class CC-1 are not entitled to vote to accept or reject the Plan.

     2.   UNSECURED CLAIMS

          a. Class CC-3 Claims (BCPM Unsecured Priority Claims) are Unimpaired. On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Claim in Class CC-3 will receive Cash equal to the amount of such Claim. Class CC-3 is an Unimpaired Class and holders of Allowed Claims in Class CC-3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class CC-3 are not entitled to vote to accept or reject the Plan.

          b. Class CC-4 Claims (BCPM General Unsecured Claims) are Impaired. On the Effective Date, or as soon as practicable thereafter, each holder of an Allowed Claim in Class CC-4 (including Interdebtor Claims) shall (i) receive its Pro Rata share of any BCPM Available Cash; and (ii) become a claimant of BCPM Liquidating LLC to the extent of its Pro Rata share, if any, of any additional Distributions. The holders of Allowed CC-4 Claims may be entitled to receive additional Distributions, from time to time, following the Effective Date, in accordance with Section VII.B of the Plan. Class CC-4 is an Impaired Class and holders of Allowed Claims Class CC-4 are entitled to vote to accept or reject the Plan.

          c. Class CC-5 Claims (BCPM Intercompany Claims) are Impaired. Any Allowed Claim in Class CC-5, which is not subordinated, shall be paid in the same manner and Pro Rata with Allowed Claims in Class CC-4. BCPM has retained the Preserved Causes of Action, including those that may be asserted against the Borden Entities, and the right to prosecute Objections to Claims. The BCP and BCPM Creditors' Committees currently are investigating these Claims. See Article V.E and Article VIII. Class CC-5 is an Impaired Class and holders of Allowed Claims Class CC-5 are entitled to vote to accept or reject the Plan.

          d. Class CC-6 Claims (BCPM Penalty Claims) are Impaired. No property will be distributed to or retained by the holders of Allowed Claims in Class CC-6 on account of such Claims. Class CC-6 is an Impaired Class and holders of Allowed Claims in Class CC-6 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

          e.   Class CC-7. Intentionally omitted.

          f.   Class CC-8. Intentionally omitted.

          g. Class CC-9 (Certain BCPM Environmental Claims) are Unimpaired. The Debtors reached a settlement with the LDEQ, the EPA and Borden Chemical, Inc. of Claims against BCP, BCP Finance and BCPM by the EPA and the LDEQ evidenced by, arising in, arising under or related to the Consent Decree. The Debtors sought and obtained Bankruptcy Court approval of such settlement and these Claims are Unimpaired.

E.   CLASSIFIED INTERESTS OF BCPM

     1. Class EE-1 Interests (Common Shares of BCPM) are Impaired. Because the value of BCPM's Assets is less than the expected total amount of Allowed Claims against it, holders of Class EE-1 Interests will not receive any Distribution or retain any property under the Plan. On the Effective Date, all such Interests shall be extinguished. Class EE-1 is an Impaired Class and holders of Allowed Class EE-1 Interests are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

F.   CLAIMS FOR SUBSTANTIAL CONTRIBUTION

          Any (a) Claim for substantial contribution pursuant to section 503(b) of the Bankruptcy Code by either of the Creditors' Committees, any present or former members of either of them, or their respective professionals, representatives and agents or (b) Claim asserted by members of the Creditors' Committees for the reimbursement of actual, necessary expenses pursuant to section 503(b)(3)(F) of the Bankruptcy Code shall only be allowed against BCP, BCP Finance, BCPM or their respective Estates upon timely application and order of the Bankruptcy Court.

G.   DEFICIENCY CLAIMS

          Certain allowed Class CC-4 deficiency claims held against BCPM as a result of the failure of BCP to pay Class C-4 claims in full may be partially paid for purposes of partial Distribution, but will not be fully paid by BCPM until the amount of distributions to claimants holding Class C-4 claims against BCP has been finally determined.

                                   ARTICLE IV
                             EFFECT OF CONFIRMATION

A.   TRANSFER, LIQUIDATION OF ASSETS

     1.   TRANSFER

          As of the Effective Date, the property of the Estate of BCP shall be transferred to BCP Liquidating LLC and the property of the Estate of BCPM shall be transferred to BCPM Liquidating LLC in accordance with Section V.B.5. and
Section V.C.5, respectively.

     2.   LIQUIDATION

          From and after the Effective Date, the respective BCP or BCPM Agents may dispose of the Assets of BCP Liquidating LLC and BCPM Liquidating LLC in accordance with the provisions of the Plan.

B.   RELEASE OF ASSETS

          Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over each of the Debtors and their assets. Thereafter, jurisdiction of the Bankruptcy Court shall be limited to the subject matter set forth in
Article XII of the Plan, and the applicable LLC Agent shall perform and wind up the affairs of BCP Liquidating LLC and BCPM Liquidating LLC, as provided in the Plan and in the respective LLC Agreement.

C.   BINDING EFFECT

          Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, any of the Debtors and their respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan and whether or not such holder has accepted the Plan.

D.   TERM OF INJUNCTIONS OR STAYS

          Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the Chapter 11 Cases.

E.   CAUSES OF ACTION

          Except as provided in, and unless expressly waived, relinquished, exculpated, released, compromised or settled in, the Plan, Confirmation Order, any Final Order or any contract, instrument, document, release or other agreement entered into or delivered in connection with the Plan, BCP Liquidating LLC and BCPM Liquidating LLC, respectively, will exclusively retain and may enforce, and the Debtors expressly reserve and preserve for these purposes, in accordance with sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code, any Claims, demands, rights and Causes of Action that any Debtor or Estate may hold against any Person or entity, including without limitation the Causes of Action set forth in Exhibit V.E entitled "Preserved Causes of Action," and therefore no preclusion doctrine, including without limitation the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to them by virtue of or in connection with confirmation, consummation or effectiveness of the Plan. The applicable LLC Agent or its successors exclusively may pursue such retained Claims, demands, rights or Causes of Action, including without limitation the Causes of Action set forth in Exhibit V.E entitled "Preserved Causes of Action," as appropriate, in accordance with the best interests of the Debtors or their successors.

F.   FINAL SATISFACTION OF CLAIMS

          The rights afforded by this Plan and the treatment provided herein of Claims against and Interests in a Debtor shall be in exchange for, and in satisfaction and release of, all Claims against or Interests in such Debtor of any nature whatsoever, including any interest accrued or expenses incurred against such Debtor in respect thereof from and after the Petition Date of such Debtor, and its Estate, property and interests in property.

G.   INJUNCTION

          On and after the Confirmation Date, all Persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Cause of Action of any Debtor, which the BCP LLC Agent or the BCPM LLC Agent, on behalf of BCP Liquidating LLC or BCPM Liquidating LLC, shall retain the exclusive authority to pursue in accordance with the Plan.

                                    ARTICLE V
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   IMPLEMENTATION OF THE PLAN

     1.   RESTRUCTURING TRANSACTIONS

          On or after the Effective Date, the applicable Debtors may enter into such Restructuring Transactions and may take such actions in connection therewith, including, one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any Asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

          On the Effective Date, or as soon as practicable thereafter, the following transactions shall occur:

          a. In accordance with Article III, the Debtors shall pay all Allowed Administrative Claims, Allowed Other Priority Claims and Allowed Claims to the extent known at the Confirmation Date, and to the extent practicable, all other such Allowed Claims established thereafter.

          b. All of the respective Debtors' rights, title and interests in and to any Assets subject to a perfected first priority lien of an Allowed Secured Claim in Class C-2 or CC-1 (or the proceeds thereof) shall be transferred and assigned absolutely and unconditionally to the holders of such liens or paid in cash.

          c. In accordance with Section V.B.5. of the Plan (entitled "Transfer of Assets"), all of the remaining Assets of BCP shall be contributed by BCP to BCP Liquidating LLC, a newly-formed limited liability company of which the BCP LLC Agent will immediately thereafter be the sole member, and all of the remaining Assets of BCPM shall be contributed by BCPM to BCPM Liquidating LLC, a newly-formed limited liability company of which the BCPM LLC Agent will immediately thereafter be the sole member.

          d. In accordance with the provisions of Article III, the Disbursing Agent shall distribute, in satisfaction of the General Unsecured Claims against BCP and BCPM, all BCP or BCPM Available Cash and the holders of General Unsecured Claims against BCP or BCPM shall become BCP Liquidating LLC Claimants or BCPM Liquidating LLC Claimants (as each term is defined below), as applicable, to the extent of their Pro Rata share, if any, of any additional Distributions.

     2.   OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING
TRANSACTION

          The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC to be necessary or appropriate to result in substantially all of the respective Assets, properties, rights, liabilities, duties and obligations of certain of the Debtors vesting in one or more surviving, resulting or acquiring corporations. In each instance in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Debtor will perform such obligations.

     3.   EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

          On or as soon as practicable after the Effective Date, subject to
Article VII, the Disbursing Agent shall, at the direction of the respective LLC Agent, make all Distributions required in accordance with Article III and any other provisions of the Plan. The Debtors, the BCP LLC Agent or the BCPM LLC Agent shall be authorized and directed, following the completion of all disbursements, other transfers and other actions required of the Debtors by the Plan, to file within thirty (30) days, or as soon thereafter as is practical, certificates of dissolution to cease the corporate or partnership existence of the Debtors, as well as of the limited partner in BCP--Borden Chemicals and Plastics Limited Partnership--together with any other necessary documentation, to effect their dissolution under applicable state law. The filing of each Debtor's certificate of dissolution shall be authorized and approved hereunder in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders, members, managers, partners, or board of directors (as applicable) of the Debtors. Accordingly, BCP, BCP Finance, BCPM and the limited partner in BCP--Borden Chemicals and Plastics Limited Partnership--shall be dissolved on the Effective Date, or as soon as practicable thereafter.

          If deemed necessary or appropriate by the Debtors or the applicable LLC Agent, as the context requires, the Debtors or the applicable LLC Agent may, notwithstanding any other transfers described in this Section V.A.3., engage in any other transaction in furtherance, but not in contravention, of the Plan. Unless otherwise indicated, any such transactions shall be effective pursuant to the Confirmation Order without further action by the stockholders, members, agents, managers, partners, or board of directors (as applicable) of any of the Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC. Each of the officers thereof is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     4.   BANK ACCOUNTS

          All Bank accounts established by BCP/BCP Finance and BCPM to fund Claims receiving Cash payments on the Effective Date shall be deposited in an account with the Disbursing Agent in the name of BCP Liquidating LLC or BCPM Liquidating LLC, as applicable, subject to the provisions of the Plan. Neither BCP Liquidating LLC nor BCPM Liquidating LLC shall have greater rights to such bank accounts than BCP/BCP Finance or BCPM would have had.

B.   BCP LIQUIDATING LLC

     1.   ESTABLISHMENT OF BCP LIQUIDATING LLC

          As of the Effective Date, BCP shall execute the BCP LLC Agreement, which shall designate and identify the BCP LLC Agent as such and as one of the managers and the sole member of BCP Liquidating LLC. The BCP LLC Agreement shall be included in the Plan Supplement. The BCP LLC Agreement shall contain provisions customary for agreements of Delaware limited liability companies utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of BCP Liquidating LLC as a "disputed ownership fund" under Proposed Treasury Regulations section 1.468B-9 for income tax purposes. The BCP LLC Agent shall be authorized to take all other steps necessary to complete the formation of BCP Liquidating LLC. The BCP LLC Agent shall have all duties, powers, standing and authority of a debtor in possession pursuant to sections 1106 and 1107 of the Bankruptcy Code, including, without limitation, all duties, powers, standing and authority necessary to implement the Plan and to administer and liquidate the Assets of BCP Liquidating LLC for the benefit of the BCP Liquidating LLC Claimants (as such term is defined below).

          On the Effective Date, each holder of an Allowed or Disputed General Unsecured Claim against BCP shall become a "claimant" (within the meaning of Proposed Treasury Regulations section 1.468B-9(b)) of BCP Liquidating LLC (collectively, the "BCP Liquidating LLC Claimants").

     2.   PURPOSE OF BCP LIQUIDATING LLC

          BCP Liquidating LLC shall be established for the sole purpose of liquidating its Assets in furtherance of the Plan for the sole benefit of the BCP Liquidating LLC Claimants, with no objective to continue or engage in the conduct of trade or business. BCP Liquidating LLC shall be deemed not to be the same legal entity as any of the Debtors, but only an assignee of the Assets of BCP/BCP Finance that are transferred to BCP Liquidating LLC and representatives of its Estate within the meaning of section 1123(b)(3) of the Bankruptcy Code.

     3.   BCP LLC AGENT

          No later than fourteen (14) days prior to Confirmation, BCP/BCP Finance and the BCP Creditors' Committee shall designate and disclose the identity of the BCP LLC Agent in a writing filed with the Bankruptcy Court and served on those parties requesting notice in the Chapter 11 Cases. The BCP LLC Agent shall be named in the Confirmation Order and in the BCP LLC Agreement. The BCP LLC Agent, in consultation with the other BCP LLC Managers, shall implement the BCP LLC Agreement and administer BCP Liquidating LLC. The BCP LLC Agent shall be entitled to reasonable compensation. The duties and powers of the BCP LLC Agent shall include all powers necessary to implement the Plan and the BCP LLC Agreement and administer BCP Liquidating LLC, including, without limitation, the power to (i) prosecute for the benefit of BCP Liquidating LLC, Causes of Action of the Estate against third parties; (ii) liquidate the Assets of BCP Liquidating LLC; (iii) object to or prosecute an objection to, compromise and settle, abandon or dismiss any or all Disputed Claims relating to BCP Liquidating LLC; (iv) seek to subordinate claims against BCP/BCP Finance corresponding to BCP Liquidating LLC; (v) serve as one of the BCP LLC Managers and the sole member of BCP Liquidating LLC; and
(vi) otherwise perform the functions and take actions provided for or permitted in the Plan or in any other agreement executed pursuant to the Plan.

          On or before the Confirmation Date, BCP shall designate the BCP LLC Agent who will have the powers of administration regarding all of BCP's tax matters, including the filing of returns. The BCP LLC Agent shall have responsibility for managing or winding up the affairs of BCP and BCP Finance, including but not limited to filing of tax returns, payment of Claims (to the extent not paid on the Effective Date), and retaining its books and records. The BCP LLC Agent shall: (i) complete and file within ninety (90) days after the Effective Date (or such longer period as authorized by the Bankruptcy Court for cause) the final federal, state and local tax returns of BCP and BCP Finance;
(ii) request an expedited determination of any unpaid tax liability of such Debtor or its Estate under section 505(b) of the Bankruptcy Code for all taxable periods of such Debtor ending after the Petition Date through the liquidation of such Debtor, as determined under applicable tax laws; and (iii) complete and timely file any federal, state and local tax returns of BCP Liquidating LLC. The BCP LLC Agent shall represent the interest and account of BCP, BCP Finance, their Estate and BCP Liquidating LLC before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit.

          In the event the BCP LLC Agent is terminated or resigns for any reason, a successor shall be designated pursuant to the BCP LLC Agreement. Upon the designation of the BCP LLC Agent or its successor, their identities and connections, if any, with BCP/BCP Finance or their creditors, any parties in interest or the U.S. Trustee shall be disclosed in a writing filed with the Bankruptcy Court.

     4.   MANAGERS OF BCP LIQUIDATING LLC.

          No later than fourteen (14) days prior to Confirmation, BCP/BCP Finance and the BCP Creditors' Committee shall designate and disclose the identity of two persons to serve, in addition to the BCP LLC Agent, as the BCP LLC Managers for BCP Liquidating LLC in a writing filed with the Bankruptcy Court and served on those parties requesting notices in the Chapter 11 Cases. The BCP LLC Managers shall manage BCP Liquidating LLC on behalf of the BCP Liquidating LLC Claimants. In addition to those decisions described in the Plan as requiring consent of the BCP LLC Managers, the BCP LLC Agreement shall set forth those decisions requiring their consent. In the event a BCP LLC Manager is removed or resigns for any reason, a successor shall be designated pursuant to the BCP LLC Agreement. Upon the designation of the BCP LLC Managers or their successors, their identities and connections, if any, with any of BCP/BCP Finance or their creditors, any parties in interest or the Office of the U.S. Trustee shall be disclosed in a writing filed with the Bankruptcy Court.

     5.   TRANSFER OF ASSETS

          Upon the Effective Date, and in accordance with the Restructuring Transactions, BCP shall assign and transfer to BCP Liquidating LLC all of its right, title and interest in and to all of its Assets other than (i) any Cash and other Assets to be distributed on the Effective Date to holders of Claims in respect of BCP and (ii) any Assets that have been sold or otherwise disposed of pursuant to court order (or are to be sold or otherwise disposed of pursuant to court order predating the Effective Date); provided, however, that any Assets that are the subject of a motion, notice or executed agreement for sale or other disposition pending as of the Effective Date will remain subject to such motion, notice or executed agreement and will be treated in accordance with such motion, notice or executed agreement unless and until the Bankruptcy Court disapproves of such pending disposition, at which time such Assets will be transferred to BCP Liquidating LLC. Such transfers shall be free and clear of any liens, claims or encumbrances with such liens, claims or encumbrances to attach to the Proceeds of the Assets upon disposition by BCP Liquidating, LLC, and no other entity, including BCP or BCP Finance shall otherwise have any interest, legal, beneficial, or otherwise, in BCP Liquidating LLC or any Assets upon its assignment and transfer to BCP Liquidating LLC, provided, however, that all such Assets will be transferred to BCP Liquidating LLC, subject to the following liabilities and obligations, and BCP Liquidating LLC shall be responsible for satisfying all such liabilities and fulfilling all such obligations: (1) APSC Claims that have not been paid or Allowed as of the Effective Date (but which are subsequently Allowed); (2) any post-Effective Date expenses necessary or appropriate in respect of consummation of the Plan and winding up of BCP's and/or BCP Finance's Estates, and (3) any other post-Effective Date obligations of BCP or BCP Finance.

          Without limiting the foregoing, from and after the Effective Date, the BCP LLC Agent may dispose of the Assets of BCP Liquidating LLC in accordance with the provisions of the Plan.

     6.   FUNDING EXPENSES OF BCP LIQUIDATING LLC

          The Plan and the expenses of BCP Liquidating LLC shall be funded by the Assets of BCP/BCP Finance and any proceeds from the disposition thereof.

     7.   PRIVILEGE

          The transfers by BCP/BCP Finance and/or their Estates described in
Section V.B.5 and the transactions described in this Section V.B.7 shall be exclusive of BCP/BCP Finance's and/or their Estates' rights, title and interests in and to any and all attorney-client privileges, work-product privileges or other privileges or immunities attaching to any and all documents or communications (whether written or oral). Such privileges or immunities shall remain in, and be exclusive to, BCP/BCP Finance.

          Notwithstanding the foregoing and upon request of the BCP LLC Agent or the BCP LLC Managers, Jones, Day, Reavis & Pogue and Duane Morris LLP, each, in their capacity as prepetition and postpetition co-counsel to BCP/BCP Finance, shall reasonably cooperate with the BCP LLC Agent or the BCP LLC Managers with respect to the administration of the Estates and the prosecution of any and all Causes of Action. Such cooperation, however, shall not include the turnover to the BCP LLC Agent and the BCP LLC Managers of any files of Jones, Day, Reavis & Pogue and Duane Morris LLP as co-attorneys for BCP/BCP Finance that may be subject to the attorney-client privilege or the attorney work product privilege.

     8.   PROFESSIONALS

          On or before Confirmation, the BCP LLC Managers designated for BCP Liquidating LLC shall select counsel, financial advisors and other professionals as they deem appropriate. Thereafter, such BCP LLC Managers may, from time to time, retain such counsel, financial advisors, or other professionals for BCP Liquidating LLC as may be appropriate under the circumstances. After the Effective Date, the BCP LLC Agent shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay on behalf of BCP Liquidating LLC the reasonable and necessary fees and expenses of such counsel and financial advisors and any other professionals subsequently retained by them.

     9.   LLC DISTRIBUTIONS; CLAIMANTS

          All Distributions from BCP Liquidating LLC to BCP Liquidating LLC Claimants shall be made in accordance with such claimants' Pro Rata share of the Assets held therein, at such times and in such amounts as shall be determined by the BCP LLC Agent. The BCP LLC Agent shall cause BCP Liquidating LLC to retain sufficient funds as reasonably necessary for BCP Liquidating LLC to: (i) meet contingent liabilities and to maintain the value of its Assets during liquidation; (ii) to pay reasonable expenses of administering BCP Liquidating LLC, which have been incurred (including, but not limited to, any taxes imposed on BCP Liquidating LLC or fees and expenses in connection with litigation); and
(iii) satisfy other liabilities incurred by BCP Liquidating LLC in accordance with the Plan.

     10.  VALUATION OF ASSETS

          As soon as possible after the Effective Date, the BCP LLC Agent shall determine, in good faith, the value of BCP's Assets (other than Cash) transferred to BCP Liquidating LLC under the Plan. The BCP LLC Agent shall then apprise, in writing, the BCP Liquidating LLC Claimants of such valuation.

     11.  LIQUIDATION OF ASSETS

          The BCP LLC Agent shall, in an expeditious but orderly manner, liquidate and convert to Cash the Assets of BCP Liquidating LLC, make timely Distributions, and not unduly prolong the existence of BCP Liquidating LLC. In so doing, the BCP LLC Agent shall exercise its reasonable business judgment and, with the consent of the other two BCP LLC Managers, liquidate the Assets of BCP Liquidating LLC to maximize recoveries. Such liquidations may be accomplished either through the sale of the Assets (in whole or in combination, and including the sale of any Claims, rights, or Causes of Action) or through the prosecution, compromise and settlement, abandonment or dismissal of any or all Claims, rights, or Causes of Action, or otherwise. The BCP LLC Agent, with the consent of the other BCP LLC Managers, shall elect whether or not to pursue any Causes of Action as they may determine are in the best interests of the members of BCP Liquidating LLC, consistent with the purposes of BCP Liquidating LLC. Neither the BCP LLC Agent nor the other two BCP LLC Managers shall have any liability to any Debtor, or its Estates or the members of BCP Liquidating LLC, the Creditors' Committees or any other party for the outcome of their decisions in this regard. The BCP LLC Agent may incur any reasonable and necessary expenses in connection with the liquidation and conversion of the Assets of BCP Liquidating LLC to Cash.

     12.  INVESTMENT POWERS

          The right and power of the BCP LLC Agent to invest (a) any Cash transferred to BCP Liquidating LLC or (b) the Cash proceeds from the realization or disposition of any rights, Claims or Causes of Action of BCP Liquidating LLC; and any income earned by BCP Liquidating LLC, shall be limited to the right and power to invest such cash in a manner consistent with section 345 of the Bankruptcy Code or applicable order of the Bankruptcy Court and may be further limited to avoid BCP Liquidating LLC from becoming subject to the Investment Company Act of 1940; provided, however, that the BCP LLC Agent may expend the Cash of BCP Liquidating LLC: (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the Assets of BCP Liquidating LLC, during its liquidation; (ii) to pay reasonable administrative expenses of BCP Liquidating LLC, which have been incurred (including, but not limited to, any taxes imposed on BCP Liquidating LLC or fees and expenses in connection with litigation); and (iii) to satisfy other liabilities incurred or assumed by BCP Liquidating LLC (or to which the Assets of BCP Liquidating LLC are otherwise subject) in accordance with the Plan or the BCP LLC Agreement).

     13.  LLC REPORTING DUTIES; INCOME TAX AND RELATED INFORMATION

          a.   TAX STATUS

          BCP Liquidating LLC will be treated as a "disputed ownership fund" under Proposed Treasury Regulations section 1.468B-9 for income tax purposes. The BCP LLC Agent shall be responsible for filing all required income tax and information returns and depositing all payments of tax on behalf of BCP Liquidating LLC. As a "disputed ownership fund", BCP Liquidating LLC will be taxed as a C corporation, pursuant to Proposed Treasury Regulations section 1.468B-9(c), unless all of its assets are passive investment assets (e.g., cash or cash equivalents, stock and debt obligations), in which case it will be taxed as a "qualified settlement fund" under Treasury Regulations section 1.468B-2.

          b.   STATEMENT OF BCP

          BCP (or other person acting on behalf of BCP or any other transferor), as transferor of the Assets to BCP Liquidating LLC, shall provide a statement to the BCP LLC Agent pursuant to Proposed Treasury Regulations section 1.468B-9(f)(3) setting forth the information described in subsection (ii) thereof by February 15 of the year following each calendar year in which BCP (or other person acting on behalf of BCP or any other transferor) makes a transfer to BCP Liquidating LLC and shall attach a copy of such statement to (and as part of) its timely filed income tax or information return (including extensions) for the taxable year of BCP in which the transfer is made.

          c.   OTHER FILINGS

          The BCP LLC Agent shall file (or cause to be filed) any other statements, returns or disclosures relating to BCP Liquidating LLC that are required by any governmental unit or applicable law.

          d.   RIGHT TO OBTAIN INFORMATION FROM MEMBERS

          The BCP LLC Agent shall be authorized to collect such tax and fiscal information from BCP Liquidating LLC Claimants (including, without limitation, social security numbers, and/or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan and the Confirmation Order shall expressly provide this authority. Failure by any such BCP Liquidating LLC Claimant to furnish such information in a timely fashion will cause a waiver of some or all of such Claimant's rights (if any) under the Plan and the Confirmation Order.

     14.  TAX COOPERATION AND INFORMATION

          BCP/BCP Finance, BCP Liquidating LLC, and the BCP LLC Agent, and their respective representatives, managers and officers, to the extent possible, agree to provide, at their own expense, each other party with such cooperation and information as such other party shall request in connection with the preparation or filing of any tax returns or claims for tax refunds (if any), the determination and payment of any estimated taxes, or the conduct of any audit or other proceeding with a taxing authority. Such cooperation and information shall include, without limitation, upon reasonable notice: (i) promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority or any other administrative, judicial or governmental authority; (ii) providing copies of all relevant tax returns, together with accompanying schedules and related work papers, and such other relevant information which such party may possess; (iii) executing any document that may be necessary or helpful in connection with the filing of a tax return, a claim for a tax refund, or in connection with any audit or similar proceeding; and (iv) using the parties' efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing. Upon reasonable notice, the parties hereto shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

     15.  TERMINATION

          BCP Liquidating LLC will terminate its existence after the liquidation, administration and distribution of its Assets in accordance with the Plan and its full performance of all other duties and functions set forth herein and, as set forth in the BCP LLC Agreement.

     16.  NET BCP LIQUIDATING LLC RECOVERIES; AFFIRMATIVE OBLIGATIONS

          Notwithstanding anything contained herein to the contrary, in the event that a defendant in an action brought by the BCP LLC Agent for and on behalf of BCP Liquidating LLC (i) is required by a Final Order to make payment to BCP Liquidating LLC (the "Judgment Amount"), and (ii) has a right of setoff under section 553 of the Bankruptcy Code or under applicable non-bankruptcy law, has a claim for contribution or reimbursement, or has incurred costs and expenses which would give rise to an enforceable claim against BCP/BCP Finance corresponding to BCP Liquidating LLC (the aggregate amount of all such rights, claims, costs and expenses being referred to herein as the "Indemnification/Contribution Amount"), then (x) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Indemnification/Contribution Amount, (y) neither BCP Liquidating LLC nor the BCP Liquidating LLC Claimants shall be entitled to assert a Claim against BCP/BCP Finance corresponding to BCP Liquidating LLC with respect to the Indemnification/Contribution Amount, and (z) BCP/BCP Finance shall have no liability with respect to such Indemnification/Contribution Amount.

          Notwithstanding anything contained in the Plan to the contrary, in the event that a defendant in an action brought by the BCP LLC Agent for and on behalf of BCP Liquidating LLC (i) has an Indemnification/Contribution Amount and
(ii) the Indemnification/Contribution Amount is in excess of the Judgment Amount, if any, then (x) the Judgment Amount shall be offset against the Indemnification/Contribution Amount and shall not be paid to BCP Liquidating LLC by such defendant, (y) neither BCP Liquidating LLC nor the BCP Liquidating LLC Claimants shall be entitled to assert a Claim against BCP/BCP Finance corresponding to BCP Liquidating LLC with respect to the Indemnification/Contribution Amount, and (z) BCP/BCP Finance shall have no liability with respect to such Indemnification/Contribution Amount.

C.   BCPM LIQUIDATING LLC

     1.   ESTABLISHMENT OF BCPM LIQUIDATING LLC

          As of the Effective Date, BCPM shall execute the BCPM LLC Agreement, which shall designate the BCPM LLC Agent as such and as one of the managers and the sole member of BCPM Liquidating LLC. The BCPM LLC Agreement shall be included in the Plan Supplement. The BCPM LLC Agreement shall contain provisions customary for agreements of Delaware limited liability companies utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of BCPM Liquidating LLC as a "disputed ownership fund" under Proposed Treasury Regulations section 1.468B-9 for income tax purposes. The BCPM LLC Agent shall be authorized to take all other steps necessary to complete the formation of BCPM Liquidating LLC. The BCPM LLC Agent shall have all duties, powers, standing and authority of a debtor in possession pursuant to sections 1106 and 1107 of the Bankruptcy Code, including, without limitation, all duties, powers, standing and authority necessary to implement the Plan and to administer and liquidate the Assets

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of BCPM Liquidating LLC for the benefit of the BCPM Liquidating LLC Claimants
(as such term is defined below).

          On the Effective Date, each holder of an Allowed or Disputed General Unsecured Claim against BCPM shall become a "claimant" (within the meaning of Proposed Treasury Regulations section 1.468B-9(b)) of BCPM Liquidating LLC (collectively, the "BCPM Liquidating LLC Claimants").

     2.   PURPOSE OF BCPM LIQUIDATING LLC

          BCPM Liquidating LLC shall be established for the sole purpose of liquidating its Assets in furtherance of the Plan for the sole benefit of the BCPM Liquidating LLC Claimants, with no objective to continue or engage in the conduct of trade or business. BCPM Liquidating LLC shall be deemed not to be the same legal entity as any BCPM, but only an assignee of the Assets of BCPM that are transferred to BCPM Liquidating LLC and representatives of its Estate within the meaning of section 1123(b)(3) of the Bankruptcy Code.

     3.   BCPM LLC AGENT

          No later than fourteen (14) days prior to Confirmation, BCPM and the BCPM Creditors' Committee shall designate and disclose the identity of the BCPM LLC Agent in a writing filed with the Bankruptcy Court and served on those parties requesting notice in the Chapter 11 Cases. The BCPM LLC Agent shall be named in the Confirmation Order and in the BCPM LLC Agreement. The BCPM Agent, in consultation with the other BCPM LLC Managers, shall implement the BCPM LLC Agreement and administer BCPM Liquidating LLC. The BCPM LLC Agent shall be entitled to reasonable compensation. The duties and powers of the BCPM LLC Agent shall include all powers necessary to implement the Plan and the BCPM LLC Agreement and administer BCPM Liquidating LLC, including, without limitation, to
(i) prosecute for the benefit of BCPM Liquidating LLC, Causes of Action of the Estate against third parties; (ii) liquidate the Assets of BCPM Liquidating LLC;
(iii) object to or prosecute an objection to, compromise and settle, abandon or dismiss any or all Disputed Claims relating to BCPM Liquidating LLC; (iv) seek to subordinate claims against BCPM corresponding to BCPM Liquidating LLC; (v) serve as one of the BCPM LLC Managers and the sole member of BCPM Liquidating LLC; and (vi) otherwise perform the functions and take actions provided for or permitted in the Plan or in any other agreement executed pursuant to the Plan.

          On or before the Confirmation Date, BCPM and the BCPM Creditors' Committee shall designate the BCPM LLC Agent who will have the powers of administration regarding all of BCPM's tax matters, including the filing of returns. The BCPM LLC Agent shall have responsibility for managing or winding up the affairs of BCPM, including but not limited to filing of tax returns, payment of Claims (to the extent not paid on the Effective Date), and retaining its books and records. The BCPM LLC Agent shall: (i) complete and file within ninety
(90) days after the Effective Date (or such longer period as authorized by the Bankruptcy Court for cause) the final federal, state and local tax returns of BCPM; (ii) request an expedited determination of any unpaid tax liability of BCPM or its Estate under section 505(b) of the Bankruptcy Code for all taxable periods of such Debtor ending after the Petition Date through the liquidation of BCPM, as determined under applicable tax laws; and (iii) complete and timely file any federal, state and local tax returns of BCPM Liquidating LLC. The BCPM LLC Agent shall represent the interest and account of BCPM, its Estate and BCPM Liquidating LLC before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit.

          In the event the BCPM LLC Agent is terminated or resigns for any reason, a successor shall be designated pursuant to the BCPM LLC Agreement. Upon the designation of the BCPM LLC Agent or its successor, their identities and connections, if any, with BCPM or it's creditors, any parties in interest or the U.S. Trustee shall be disclosed in a writing filed with the Bankruptcy Court.

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

     4.   MANAGERS OF BCPM LIQUIDATING LLC.

          No later than fourteen (14) days prior to Confirmation, BCPM and the BCPM Creditors' Committee shall designate and disclose the identity of two persons to serve, in addition to the BCPM LLC Agent, as the BCPM LLC Managers for BCPM Liquidating LLC in a writing filed with the Bankruptcy Court and served on those parties requesting notices in the Chapter 11 Cases. The BCPM LLC Managers shall manage BCPM Liquidating LLC on behalf of the BCPM Liquidating LLC Claimants. In addition to those decisions described in the Plan as requiring consent of the BCPM LLC Managers, the BCPM LLC Agreement shall set forth those decisions requiring their consent. In the event a BCPM LLC Manager is removed or resigns for any reason, a successor shall be designated pursuant to the BCPM LLC Agreement. Upon the designation of the BCPM LLC Managers or their successors, their identities and connections, if any, with any of BCPM or it's creditors, any parties in interest or the Office of the U.S. Trustee shall be disclosed in a writing filed with the Bankruptcy Court.

     5.   TRANSFER OF ASSETS

          Upon the Effective Date, and in accordance with the Restructuring Transactions, BCPM shall assign and transfer to BCPM Liquidating LLC all of its right, title and interest in and to all of its Assets other than (i) any Cash and other Assets to be distributed on the Effective Date to holders of Claims in respect of BCPM and (ii) any Assets that have been sold or otherwise disposed of pursuant to court order (or are to be sold or otherwise disposed of pursuant to court order predating the Effective Date); provided, however, that any Assets that are the subject of a motion, notice or executed agreement for sale or other disposition pending as of the Effective Date will remain subject to such motion, notice or executed agreement and will be treated in accordance with such motion, notice or executed agreement unless and until the Bankruptcy Court disapproves of such pending disposition, at which time such Assets will be transferred to BCPM Liquidating LLC. Such transfers shall be free and clear of any liens, claims or encumbrances with such liens, claims or encumbrances to attach to the Proceeds of the Assets upon disposition by BCPM Liquidating, LLC, and no other entity, including BCPM shall otherwise have any interest, legal, beneficial, or otherwise, in BCPM Liquidating LLC or its respective Assets upon its assignment and transfer to BCPM Liquidating LLC, provided, however, that all such Assets will be transferred to BCPM Liquidating LLC, subject to the following liabilities and obligations, and BCPM Liquidating LLC shall be responsible for satisfying all such liabilities and fulfilling all such obligations: (1) APSC Claims that have not been paid or Allowed as of the Effective Date (but which are subsequently Allowed); (2) any post-Effective Date expenses necessary or appropriate in respect of consummation of the Plan and winding up of BCPM's Estate, and (3) any other post-Effective Date obligations of BCPM.

          Without limiting the foregoing, from and after the Effective Date, the BCPM LLC Agent may dispose of the Assets of BCPM Liquidating LLC in accordance with the provisions of the Plan.

     6.   FUNDING EXPENSES OF BCPM LIQUIDATING LLC

          The Plan and the expenses of BCPM Liquidating LLC shall be funded by the Assets of BCPM and any proceeds therefrom.

     7.   PRIVILEGE

          The transfers by BCPM and/or its Estate described in Section V.C.5 and the transactions described in this Section V.C.7 shall be exclusive of BCPM's and/or its Estate's rights, title and interests in and to any and all attorney-client privileges, work-product privileges or other privileges or immunities attaching to any and all documents or communications (whether written or oral). Such privileges or immunities shall remain in, and be exclusive to, BCPM.

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

          Notwithstanding the foregoing and upon request of the BCPM LLC Agent or the BCPM LLC Managers, Vorys, Sater, Seymour and Pease LLP and Blank Rome Comisky & McCauley LLP, each, in their capacity as prepetition and postpetition co-counsel to BCPM, shall reasonably cooperate with the BCPM LLC Agent or the BCPM LLC Managers with respect to the administration of the Estate and the prosecution of any and all Causes of Action. Such cooperation, however, shall not include the turnover to the BCPM LLC Agent and the BCPM LLC Managers of any files of Vorys, Sater, Seymour and Pease LLP and Blank Rome Comisky & McCauley LLP as co-attorneys for BCPM that may be subject to the attorney-client privilege or the attorney work-product privilege.

     8.   PROFESSIONALS

          On or before Confirmation, the BCPM LLC Managers designated for BCPM Liquidating LLC shall select counsel, financial advisors and other professionals as they deem appropriate. Thereafter, such BCPM LLC Managers may, from time to time, retain such counsel, financial advisors, or other professionals for BCPM Liquidating LLC as may be appropriate under the circumstances. After the Effective Date, the BCPM LLC Agent shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay on behalf of BCPM Liquidating LLC the reasonable and necessary fees and expenses of such counsel and financial advisors and any other professionals subsequently retained by them.

     9.   LLC DISTRIBUTIONS; CLAIMANTS

          All Distributions from BCPM Liquidating LLC to BCPM Liquidating LLC Claimants shall be made in accordance with such claimants' Pro Rata share of the assets held therein, at such times and in such amounts as shall be determined by the BCPM LLC Agent. The BCPM LLC Agent shall cause BCPM Liquidating LLC to retain sufficient funds as reasonably necessary for BCPM Liquidating LLC to: (i) meet contingent liabilities and to maintain the value of its Assets during liquidation; (ii) to pay reasonable expenses of administering BCPM Liquidating LLC, which have been incurred (including, but not limited to, any taxes imposed on BCPM Liquidating LLC or fees and expenses in connection with litigation); and
(iii) satisfy other liabilities incurred by BCPM Liquidating LLC in accordance with the Plan.

     10.  VALUATION OF ASSETS

          As soon as possible after the Effective Date, the BCPM LLC Agent shall determine, in good faith, the value of BCPM's Assets (other than Cash) transferred to BCPM Liquidating LLC under the Plan. The BCPM LLC Agent shall then apprise, in writing, the BCPM Liquidating LLC Claimants of such valuation.

     11.  LIQUIDATION OF ASSETS

          The BCPM LLC Agent shall, in an expeditious but orderly manner, liquidate and convert to Cash the Assets of BCPM Liquidating LLC, make timely Distributions, and not unduly prolong the existence of BCPM Liquidating LLC. In so doing, the BCPM LLC Agent shall exercise its reasonable business judgment and, with the consent of the other two BCPM LLC Managers, liquidate the Assets of BCPM Liquidating LLC to maximize recoveries. Such liquidations may be accomplished either through the sale of the Assets (in whole or in combination, and including the sale of any Claims, rights, or Causes of Action) or through the prosecution, compromise and settlement, abandonment or dismissal of any or all Claims, rights, or Causes of Action, or otherwise. The BCPM LLC Agent, with the consent of the other BCPM LLC Managers, shall elect whether or not to pursue any Causes of Action as they may determine are in the best interests of the members of BCPM Liquidating LLC, consistent with the purposes of BCPM Liquidating LLC. Neither the BCPM LLC Agent nor the other two BCPM LLC Managers shall

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

have any liability to BCPM or its Estate or the members of BCPM Liquidating LLC, the Creditors' Committees or any other party for the outcome of their decisions in this regard. The BCPM LLC Agent may incur any reasonable and necessary expenses in connection with the liquidation and conversion of the Assets of BCPM Liquidating LLC to Cash.

     12.  INVESTMENT POWERS

          The right and power of the BCPM LLC Agent to invest (a) any Cash transferred to BCPM Liquidating LLC or (b) the Cash proceeds from the realization or disposition of any rights, Claims or Causes of Action of BCPM Liquidating LLC; and any income earned by BCPM Liquidating LLC, shall be limited to the right and power to invest such cash in a manner consistent with section 345 of the Bankruptcy Code or applicable order of the Bankruptcy Court and may be further limited to avoid BCPM Liquidating LLC from becoming subject to the Investment Company Act of 1940; provided, however, that the BCPM LLC Agent may expend the Cash of BCPM Liquidating LLC: (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the Assets of BCPM Liquidating LLC, during its liquidation; (b) to pay reasonable administrative expenses of BCPM Liquidating LLC, which have been incurred (including, but not limited to, any taxes imposed on BCPM Liquidating LLC or fees and expenses in connection with litigation); and (c) to satisfy other liabilities incurred or assumed by BCPM Liquidating LLC (or to which the Assets of BCPM Liquidating LLC are otherwise subject) in accordance with the Plan or the BCPM LLC Agreement).

     13.  LLC REPORTING DUTIES; INCOME TAX AND RELATED INFORMATION

          a.   TAX STATUS

          BCPM Liquidating LLC will be treated as a "disputed ownership fund" under the Proposed Treasury Regulations section 1.468B-9 for income tax purposes. The BCPM LLC Agent shall be responsible for filing all required income tax and information returns and depositing all payments of tax on behalf of BCPM Liquidating LLC. As a "disputed ownership fund," BCPM Liquidating LLC will be taxed as a C corporation, pursuant to Proposed Treasury Regulations section 1.468B-9(c), unless all of its assets are passive investment assets (e.g., cash or cash equivalents, stock and debt obligations), in which case it will be taxed as a "qualified settlement fund" under Treasury Regulations section 1.468B-2.

          b.   STATEMENT OF BCPM

          BCPM (or other person acting on behalf of BCPM or any other transferor), as transferor of the Assets to BCPM Liquidating LLC, shall provide a statement to the BCPM LLC Agent pursuant to Proposed Treasury Regulations section 1.468B-9(f)(3) setting forth the information described in subsection
(ii) thereof by February 15 of the year following each calendar year in which BCPM (or other person acting on behalf of BCPM or any other transferor) makes a transfer to BCPM Liquidating LLC and shall attach a copy of such statement to (and as part of) its timely filed income tax or information return (including extensions) for the taxable year of BCPM in which the transfer is made.

          c.   OTHER FILINGS

          The BCPM LLC Agent shall file (or cause to be filed) any other statements, returns or disclosures relating to BCPM Liquidating LLC that are required by any governmental unit or applicable law.

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

          d.   RIGHT TO OBTAIN INFORMATION FROM MEMBERS

          The BCPM LLC Agent shall be authorized to collect such tax and fiscal information from BCPM Liquidating LLC Claimants (including, without limitation, social security numbers, and/or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan and the Confirmation Order shall expressly provide this authority. Failure by any such BCPM Liquidating LLC Claimant to furnish such information in a timely fashion will cause a waiver of some or all of such Claimant's rights (if any) under the Plan and the Confirmation Order.

     14.  TAX COOPERATION AND INFORMATION

          BCPM, BCPM Liquidating LLC, and the BCPM LLC Agent, and their respective representatives, managers and officers, to the extent possible, agree to provide, at their own expense, each other party with such cooperation and information as such other party shall request in connection with the preparation or filing of any tax returns or claims for tax refunds (if any), the determination and payment of any estimated taxes, or the conduct of any audit or other proceeding with a taxing authority. Such cooperation and information shall include, without limitation, upon reasonable notice: (i) promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority or any other administrative, judicial or governmental authority; (ii) providing copies of all relevant tax returns, together with accompanying schedules and related work papers, and such other relevant information which such party may possess; (iii) executing any document that may be necessary or helpful in connection with the filing of a tax return, a claim for a tax refund, or in connection with any audit or similar proceeding; and (iv) using the parties' efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with any of the foregoing. Upon reasonable notice, the parties hereto shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

     15.  TERMINATION

          BCPM Liquidating LLC will terminate its existence after the liquidation, administration and distribution of its Assets in accordance with the Plan and its full performance of all other duties and functions set forth herein and, as set forth in the BCPM LLC Agreement.

     16.  NET BCPM LIQUIDATING LLC RECOVERIES; AFFIRMATIVE OBLIGATIONS

          Notwithstanding anything contained herein to the contrary, in the event that a defendant in an action brought by the BCPM LLC Agent for and on behalf of BCPM Liquidating LLC (i) is required by a Final Order to make payment to BCPM Liquidating LLC (the "Judgment Amount"), and (ii) has a right of setoff under section 553 of the Bankruptcy Code or under applicable non-bankruptcy law, has a claim for contribution or reimbursement, or has incurred costs and expenses which would give rise to an enforceable claim against BCPM corresponding to BCPM Liquidating LLC (the aggregate amount of all such rights, claims, costs and expenses being referred to herein as the "Indemnification/Contribution Amount"), then (i) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Indemnification/Contribution Amount, (ii) neither BCPM Liquidating LLC nor the BCPM Liquidating LLC Claimants shall be entitled to assert a Claim against BCPM corresponding to BCPM Liquidating LLC with respect to the Indemnification/Contribution Amount, and (iii) BCPM shall have no liability with respect to such Indemnification/Contribution Amount.

          Notwithstanding anything contained in the Plan to the contrary, in the event that a defendant in an action brought by the BCPM LLC Agent for and on behalf of BCPM Liquidating LLC (i) has an Indemnification/Contribution Amount and (ii) the Indemnification/Contribution Amount is in

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

excess of the Judgment Amount, if any, then (iii) the Judgment Amount shall be offset against the Indemnification/Contribution Amount and shall not be paid to BCPM Liquidating LLC by such defendant, (iv) neither BCPM Liquidating LLC nor the BCPM Liquidating LLC Claimants shall be entitled to assert a Claim against the BCPM corresponding to BCPM Liquidating LLC with respect to the Indemnification/Contribution Amount, and (v) BCPM shall have no liability with respect to such Indemnification/Contribution Amount.

D.   PRESERVATION OF CAUSES OF ACTION; SETTLEMENT OF CLAIMS AND RELEASES

     1.   PRESERVATION OF CAUSES OF ACTION

          Except as provided in, and unless expressly waived, relinquished, exculpated, released, compromised or settled in, the Plan, Confirmation Order, any Final Order or any contract, instrument, document, release or other agreement entered into or delivered in connection with the Plan, BCP Liquidating LLC and BCPM Liquidating LLC, respectively, will exclusively retain and may enforce, and the Debtors expressly reserve and preserve for these purposes, in accordance with sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code, any Claims, demands, rights and Causes of Action that the Debtors or their respective Estate may hold against any Person or entity, including without limitation the Causes of Action set forth in Exhibit V.E entitled "Preserved Causes of Action," and therefore no preclusion doctrine, including without limitation the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to them by virtue of or in connection with confirmation, consummation or effectiveness of the Plan. The BCP LLC Agent, BCPM LLC Agent or their respective successors exclusively may pursue such retained Claims, demands, rights or Causes of Action, including without limitation the Causes of Action set forth in
Exhibit V.E entitled "Preserved Causes of Action," as appropriate, in accordance with the best interests the Debtors or their respective successors.

     2.   COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES

          Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section V.D.3, will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and their Estates and Claim and Interest holders and is fair, equitable and reasonable.

     3.   RELEASES

          a.   GENERAL RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

          As of the Effective Date, in consideration for, among other things, the obligations of the under the Plan and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan: (i) each holder of a Claim or Interest that votes in favor of the Plan, and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor, stockholder, or Claim or Interest holder of any of the Debtors and that does not vote on the Plan or votes against the Plan, in each instance will be deemed to forever release, waive and discharge all claims (including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors'

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

obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Chapter 11 Cases or the Plan that such entity has, had or may have against any Debtor, either of the Creditors' Committees or their respective members, all Professionals, the Indenture Trustee, and each of their respective present and former directors, officers, employees, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code); provided, however, that a Claim for a deficiency held by Class C-4 claimants in the BCP/BCP Finance Chapter 11 Cases may be asserted in the BCPM Chapter 11 Case as provided in Article III.B.2. of this Plan. Provided further, however, that the foregoing release will not include claims and causes of action by the Pension Benefit Guaranty Corporation under ERISA or any other applicable law that relates to fiduciary obligations to, or administration of, a pension plan.

          b.   INJUNCTION RELATED TO RELEASES

          As further provided in Section XI.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan.

E.   LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
CLAIMS

          Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but only to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section V.E will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

F.   CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
DOCUMENTATION

          Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, all promissory notes, share certificates, instruments, indentures, or agreements evidencing, giving rise to, or governing any Claim or Interest, including, without limitation, the Prepetition Credit Facility, the Prepetition Indenture, the Senior Notes (other than as set forth in Section VII.D.1.b.ii), the Limited Partnership Interests of BCP, the General Partnership Interests of BCP, the Common Shares of BCP Finance and the Common Shares of BCPM shall be deemed canceled and annulled and of no further force and effect on the Effective Date, without any further action on the part of any Debtor. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no Distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the Disbursing Agent to the extent required in
Section VII.H.

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

G.   RELEASE OF LIENS

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will be transferred to BCP Liquidating LLC, or BCPM Liquidating LLC, respectively.

H.   EXEMPTION FROM CERTAIN TRANSFER TAXES

          Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax, sales and use tax or similar tax: (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

I.   CLOSING OF THE CHAPTER 11 CASES

          At such time as the BCP LLC Agent or BCPM LLC Agent deems appropriate, after all Disputed Claims filed against a particular Debtor have become Allowed Claims or have been disallowed by Final Order, all remaining Assets have been liquidated and converted into Cash (other than those Assets abandoned by the Debtors or the applicable LLC Agent), and such Cash has been distributed in accordance with the Plan, the BCP LLC Agent or BCPM LLC Agent shall seek authority from the Bankruptcy Court to close the corresponding Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                                   ARTICLE VI
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
     ASSIGNED

     1.   ASSUMPTION AND ASSIGNMENT GENERALLY

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the other Executory Contracts and Unexpired Leases listed on an Exhibit to be included in the Plan Supplement; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend that Exhibit: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section VI.C, or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section VI.A.1. The Debtors will provide notice of any such amendments to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Chapter 11 Cases (including counsel to each of the Creditors' Committees). Each contract and lease listed on that Exhibit will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit VI.A.1 will not constitute an admission by a Debtor that such contract or lease (including any related agreements as described in

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Section I.A.99 or VI.A.2 of the Plan) is an Executory Contract or Unexpired
Lease or that a Debtor has any liability thereunder.

     2. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS OR UNEXPIRED LEASES

          Each Real Property Executory Contract or Unexpired Lease listed on
Exhibit VI.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit VI.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section VI.C and is listed on Exhibit VI.C.

     3.   ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

          Upon the consummation of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.99 and VI.A.2) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

     4.   APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

          The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section VI.A and Section VI.E, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan notice of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B.   PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS OR UNEXPIRED
LEASES

          To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in Cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim; (2) the ability of the applicable Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assumed and assigned, as the context may require; or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Debtor assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in Cash.

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C.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

          On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section VI.A (including any related agreements assumed pursuant to Sections I.A.99 and VI.A.2), each Executory Contract or Unexpired Lease entered into by a Debtor prior to its Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 or section 1113 of the Bankruptcy Code. The Executory Contracts or Unexpired Leases to be rejected will include the Executory Contracts or Unexpired Leases listed on Exhibit VI.C. Each contract and lease listed on Exhibit VI.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit VI.C. will not constitute an admission by the Debtor that such contract or lease (including related agreements as described in Section I.A.99) is an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder. Any Executory Contract or Unexpired Lease not listed on Exhibit VI.A.1 and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be deemed rejected irrespective of whether such contract is listed on Exhibit VI.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 or 1113 of the Bankruptcy Code, as of the Effective Date. BCP Liquidating LLC and BCPM Liquidating LLC reserve the right to withdraw any pending motion for the assumption of executory contracts or unexpired leases after the Confirmation Date and simultaneously move to reject any such contracts or leases.

D.   BAR DATE FOR REJECTION DAMAGES

          Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section VI.C. gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, their respective successors or their respective properties unless a Proof of Claim is filed and served on the applicable Debtor, BCP Liquidating LLC, or BCPM Liquidating LLC, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or other order of the Bankruptcy Court, no later than sixty (60) days after the Effective Date.

E.   CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

          Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor liable thereunder, in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

                                  ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.   DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

          Except as otherwise provided in this Article VII, Distributions to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) sixty (60) days after the Effective Date or (b) such later date when the applicable conditions of Section VI.B (regarding cure payments for Executory Contracts and Unexpired Leases

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

being assumed), Section VII.D.2 (regarding undeliverable distributions) or
Section VII.H (regarding surrender of canceled instruments and securities) are satisfied.

B.   METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

          BCP Liquidating LLC and BCPM Liquidating LLC, or such Disbursing Agent as the BCP LLC Agent or BCPM LLC Agent may employ in their sole discretion, will make all Distributions of Cash and other instruments or documents required under the Plan to all Classes of Claims. The Disbursing Agent will serve without bond and may employ or contract with other entities to assist in or make the Distributions required by the Plan.3

          After the Effective Date, to the extent Cash is available from: (1) undeliverable, time-barred or unclaimed Distributions to holders of Allowed Unsecured Claims; (2) any proceeds realized from the sale or other disposition of the Assets; or (3) the proceeds of Causes of Action; the Disbursing Agent shall, at the direction of the respective LLC Agent, on each subsequent Distribution date, allocate such Cash Pro Rata among the holders of Allowed Unsecured Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before such Distribution; with the amount allocated to Allowed General Unsecured Claims distributed to BCP Liquidating LLC Claimants (with respect to Claims against BCP), or BCPM Liquidating LLC Claimants (with respect to Claims against BCPM) to be administered in accordance with Article VIII.

          Notwithstanding any time frames under the Plan for making Distributions, in no event shall the Disbursing Agent be obligated to make a Distribution if, in the reasonable business judgment of the respective LLC Agent, the amount then on hand and the ultimate Distribution to be made would not be justified, taking into account all of the attendant costs of such Distribution. In such instance, any undistributed amount may be held over to the next Distribution.

C. DISBURSING AGENT; COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

          No later than fourteen (14) days prior to the Confirmation Date, the Debtors shall designate and disclose the identity of the Disbursing Agent in a writing filed with the Bankruptcy Court and served on those parties requesting notices in these Chapter 11 Cases. The Disbursing Agent shall make Distributions in respect of Allowed Claims (including Disputed Claims that become Allowed Claims subsequent to the Effective Date, provided, however, that any such post-Effective Date Distribution shall be at the direction of the respective LLC Agent).

          The Disbursing Agent providing services related to Distributions pursuant to the Plan will receive, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. Except as otherwise provided in Section VIII.C.2, these payments will be made on terms agreed to with BCP Liquidating LLC or BCPM Liquidating LLC and will not be deducted from Distributions to be made pursuant to the Plan to holders of Allowed Claims receiving Distributions from the Disbursing Agent.

----------
/3/ The Debtors anticipate that the Disbursing Agent will be major financial institution. As a result, the Debtors believe no bond will be necessary.

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

D.   DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

     1.   DELIVERY OF DISTRIBUTIONS

          a.   GENERALLY

          All Distributions by check shall be deemed made at the time such check is duly deposited in the United States mail, postage prepaid. All Distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the holder of an Allowed Claim or as provided in Section VII.D.1.b of the Plan, Distributions to holders of Allowed Claims shall be distributed by mail upon compliance by the holder with the provisions of the Plan: (i) at the address set forth on the respective Proof of Claim filed by the holder of such Claim; (ii) at the address set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to the Disbursing Agent) after the date of Filing of any related Proof of Claim; or
(iii) at the address reflected in the applicable Debtor's Schedules or books and records if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address.

          b.   SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF SENIOR NOTE
CLAIMS

               i. For the purposes of Distributions to the holders of Allowed Senior Note Claims, the Indenture Trustee shall be deemed to be the sole holder of record of such Claims. All distributions on account of Allowed Senior Note Claims shall be distributed to the Indenture Trustee for further distribution to the beneficial holders of such Claims pursuant to the terms and conditions of the Prepetition Indenture and the Plan.

               ii. On the Effective Date, the obligations under the Senior Notes and the Prepetition Indenture shall be deemed terminated, canceled and extinguished (all without any further action by any Person or the Bankruptcy Court) and shall have no further legal effect other than as evidence of any right to receive Distributions under the Plan; provided, however, that the Senior Notes shall not be deemed canceled on the books and records of the Indenture Trustee, the applicable securities depositories, clearing systems or broker, bank or custodial participants in the clearing system so as to facilitate distributions to the holders of the Senior Notes. The authority of the Indenture Trustee under the Prepetition Indenture shall be terminated as of the Effective Date; provided, however, that the Prepetition Indenture shall continue in effect solely for the purposes of (A) allowing the Indenture Trustee to make the Distributions, as provided for in the Plan, and to perform any and all current and future administrative functions; and (B) permitting the Indenture Trustee to maintain its continuing charging lien against any and all Distributions payable to the holders of the Senior Notes to the extent that the Indenture Trustee has not received or does not receive payment for fees, costs and expenses incurred in the performance of any function associated with the Prepetition Indenture or the Plan.

     2.   UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

          a.   HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS

          If any Distribution to a holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable, no further Distributions will be made to such holder unless and until the applicable Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable Distributions shall be held by the Disbursing Agent for the benefit of BCP Liquidating LLC or BCPM Liquidating LLC pursuant to this Section VII.D.2.a until such time as a Distribution becomes deliverable. Undeliverable Cash will be held in segregated bank accounts in the name of BCP Liquidating LLC or BCPM Liquidating LLC, as applicable, by the Disbursing Agent for the benefit of the potential claimants

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

of such funds. The Disbursing Agent holding undeliverable Cash will invest such Cash, as directed by the respective LLC Agent, in a manner consistent with section 345 of the Bankruptcy Code or applicable order of the Bankruptcy Court.

          b.   AFTER DISTRIBUTIONS BECOME DELIVERABLE

          Within fifteen (15) Business Days after the end of each calendar quarter following the Effective Date, the Disbursing Agent, at the direction of the respective LLC Agent, shall make all Distributions that become deliverable during the preceding calendar quarter. If the aggregate amount of such Distributions would be $100 or less, notwithstanding any contrary provision of the Plan, no such Distributions will be made unless a request therefor is made in writing to the Disbursing Agent, subject to approval by the respective LLC Agent. Any undistributed amounts shall be held over to the next Distribution.

          c.   FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

          Any holder of an Allowed Claim as to which a Distribution (Cash or non-Cash) is returned as undeliverable that does not assert a claim pursuant to the Plan for such undeliverable Distribution to be made by the Disbursing Agent within two years after the later of (1) the Effective Date and (2) the last date on which a Distribution was deliverable to such holder, shall have forfeited its right to such Distribution and the undeliverable Distribution shall be distributed to the other holders of Allowed Claims pursuant to Section VII.B of the Plan, as part of a subsequent Distribution.

E.   DISTRIBUTION RECORD DATE

          As of the close of business on the Distribution Record Date, the respective transfer registers for the Senior Notes, as maintained by BCP/BCP Finance or the Indenture Trustee, will be closed. The Disbursing Agent, as directed by the respective LLC Agent, will have no obligation to recognize the transfer or sale of any Senior Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Senior Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

          Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

F.   MEANS OF CASH PAYMENTS

          Except as otherwise specified herein, Cash payments made pursuant to the Plan to holders of Claims will be in U.S. currency by checks drawn on a domestic bank selected by the Debtors or the BCPM LLC Agents or, at the option of the Debtors or the applicable LLC Agent, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the Debtors or the applicable LLC Agent, in such currency and by such means as are necessary or customary in a particular foreign jurisdiction.

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

G.   TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

     1.   ALLOWED CLAIMS

          On the Effective Date, each holder of an Allowed Claim will receive the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, Distributions also will be made, pursuant to Section VIII.C, to holders of Disputed Claims in any such Class that were Allowed during the preceding calendar quarter. Such quarterly Distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

     2.   DE MINIMIS DISTRIBUTIONS

          The Disbursing Agent will not distribute Cash to the holder of an Allowed Claim in an Impaired Class if the amount of Cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 will have its Claim for such Distribution discharged and will be forever barred from asserting any such Claim against the Debtors or their respective property. Any Cash not distributed pursuant to this Section VII.G.2 will be the property of BCP Liquidating LLC or BCPM Liquidating LLC, free of any restrictions thereon, and any such Cash held for Distribution by the Disbursing Agent will be returned to BCP Liquidating LLC or BCPM Liquidating LLC.

     3.   TIME BAR TO CASH PAYMENTS

          Any check issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check originally was issued on or before one hundred and twenty (120) days after the check becomes null and void. After such date, if such request was not given, a holder shall have forfeited its rights to such Distribution, and the funds represented by such check shall be distributed to other holders of Allowed Claims pursuant to Section VII.B. as part of a subsequent Distribution.

     4.   COMPLIANCE WITH TAX REQUIREMENTS

          In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent, at the direction of the respective LLC Agent, shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements and may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Disbursing Agent to the appropriate authority. If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the holder's Distribution shall be treated as an undeliverable Distribution in accordance with Article VII.

          Notwithstanding any other provision of the Plan, each entity receiving a Distribution of Cash or proceeds from the Restructuring Transactions pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such Distribution, including income, withholding and other Tax obligations.

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

H.   SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

          As a condition precedent to receiving any Distribution pursuant to the Plan on account of an Allowed Claim evidenced by notes, instruments, securities or other documentation canceled pursuant to Section V.G, the holder of such Claim must tender, as specified in this Section VII.H, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent; provided, however, that the holders of Allowed Bank Loan Claims and the Senior Note Claims shall not be required to tender any Senior Notes or other instruments evidencing the Bank Loan Claims or Senior Note Claims to receive their respective Distributions under the Plan. Pending such surrender, any Distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable Distribution pursuant to Section VII.D.2.

I.   SETOFFS

          Except with respect to claims of a Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Debtors, the BCP LLC Agent or BCPM LLC Agent or, as instructed by the applicable Debtor or applicable LLC Agent, the Disbursing Agent may, at the direction of the respective LLC Agent, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant to the Plan on account of such Claim (before any Distribution is made on account of such Claim) the claims, rights and Causes of Action of any nature that the applicable Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor, BCP Liquidating LLC, or BCPM Liquidating LLC of any Claims, rights and Causes of Action that the Debtor, BCP Liquidating LLC, or BCPM Liquidating LLC may possess against such a Claim holder.

                                  ARTICLE VIII
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.   PROSECUTION OF OBJECTIONS TO CLAIMS

     1.   OBJECTIONS TO CLAIMS

          All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Chapter 11 Cases. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. An objection is deemed to have been timely filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.3.

     2.   AUTHORITY TO PROSECUTE OBJECTIONS

          After the Confirmation Date, only the Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC will have the authority to file, settle, subordinate, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, upon the Effective Date and thereafter, BCP Liquidating LLC or BCPM Liquidating

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

LLC shall have the exclusive right to make and file objections to Claims or Interests and may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.   ESTIMATION OF CLAIMS

          The Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC may, at any time, request that the Bankruptcy Court estimate any Disputed, contingent or unliquidated Claim, regardless of whether the Debtors, either of the Creditors' Committees, BCP Liquidating LLC, or BCPM Liquidating LLC previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.

          In the event that the Bankruptcy Court estimates a Disputed, contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, then BCP Liquidating LLC or BCPM Liquidating LLC may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.   TREATMENT OF DISPUTED CLAIMS

          Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

     1.   DISPUTED APSC CLAIMS

          No APSC Claims shall be entitled to interest on such Claim for the period beginning on or after the Effective Date.

     2.   DISPUTED GENERAL UNSECURED CLAIMS AGAINST BCP AND BCPM

          On the Effective Date, the respective Liquidating LLCs shall retain Cash in an aggregate amount sufficient to pay to each holder of a Disputed General Unsecured Claim the amount such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any subsequent Distribution date.

     3.   DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

          a.   DISPUTED APSC CLAIMS

          If, after the Effective Date, any Disputed APSC Claim becomes an Allowed Claim, the Disbursing Agent shall, at the direction of the LLC Agent, on each Quarterly Distribution Date following the calendar quarter in which the Disputed APSC Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim, Cash equal to the aggregate amount that such holder would have been entitled to receive under the Plan (if any) had its Claim been an Allowed Claim on the Effective Date or the Date of any subsequent Distribution.

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

          b.   DISPUTED GENERAL UNSECURED CLAIMS

          If, after the Effective Date, any Disputed General Unsecured Claim becomes an Allowed Claim, the Disbursing Agent shall, at the direction of the respective LLC Agent, on each Quarterly Distribution Date following the calendar quarter in which the Disputed General Unsecured Claim becomes an Allowed Claim,
(1) distribute to the holder of such Allowed Claim Cash equal to the aggregate amount that such holder would have been entitled to receive under the Plan (if any) if such Claim had been an Allowed Claim on the Effective Date or any subsequent Distribution date and (2) with respect to any holder of a General Unsecured Claim against BCP/BCP Finance or BCPM, such holder shall continue as a BCP Liquidating LLC Claimant or BCPM Liquidating LLC Claimant, as applicable, to the extent of such holder's Pro Rata share of any Distribution that such holder would have been entitled to receive under the Plan had its Claim been an Allowed Claim on the Effective Date or any subsequent Distribution Date. Any Cash or other property Distributed in respect of Claims against BCP/BCP Finance or BCPM shall be increased by a Pro Rata share of the actual interest earned, if any, between the time of an initial Distribution to General Unsecured Claims made under the Plan until the date a Distribution is made to any Disputed General Unsecured Claim that becomes and Allowed Claim at a later date, reduced by (b) if applicable, a Cash amount equal to such Claim's proportionate share of all expenses of BCP Liquidating LLC or BCPM Liquidating LLC, including, without limitation, expenses associated with the BCP Liquidating LLC or BCPM Liquidating LLC and any taxes imposed by any governmental unit with respect to income generated by or attributable to property held by BCP Liquidating LLC or BCPM Liquidating LLC.

     4.   DISPUTED UNSECURED CLAIMS THAT ARE DISALLOWED

          To the extent a Disputed General Unsecured Claim against a Debtor is disallowed, the Cash and other property that otherwise would be distributed pursuant to this Article VIII from the respective Liquidating LLC will instead be distributed or allocated in accordance with Section VII.B.

D.   ALLOWANCE; DISALLOWANCE OF CLAIMS AND INTERESTS

     1.   ALLOWANCE OF CLAIMS

          Except as expressly provided in the Plan, no Claim or Interest shall be deemed Allowed by virtue of the Plan, Confirmation or any order of the Bankruptcy Court in the Chapter 11 Cases, unless and until such Claim or Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order allowing such Claim or Interest.

     2.   DISALLOWANCE OF CLAIMS

          All Claims held by entities against whom a Debtor, BCP Liquidating LLC, or BCPM Liquidating LLC can assert a Cause of Action under sections 542, 543, 550, 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy
Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as any Causes of Action initiated against that entity have been settled or a Final Order entered and all sums due to the related Debtor by that entity are turned over to such Debtor or to the respective LLC Agent. Any and all Claims filed with the Bankruptcy Court after the Bar Date applicable to such Claims shall be disallowed and holders of such Claims may not vote to accept or reject the Plan.

                                   ARTICLE IX
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   CONDITIONS PRECEDENT TO CONFIRMATION

          The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to
Section IX.C:

     1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors.

     2. All Exhibits to the Plan are in form and substance reasonably satisfactory to the Debtors.

B.   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

          The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.C:

     1. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors, BCP Liquidating LLC, or BCPM Liquidating LLC to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and other transactions contemplated by the Plan and the implementation and consummation of contracts, instruments, releases, and other agreements or documents created in connection with the Plan.

     2. The Confirmation Order shall be a Final Order.

     3. The BCP LLC Agreement and the BCPM LLC Agreement are fully executed; provided, however, that the Debtors may extend the Effective Date to a later date.

C.   WAIVER OF CONDITIONS TO THE CONFIRMATION OR EFFECTIVE DATE

          The conditions to Confirmation set forth in Section IX.A and the conditions to the Effective Date set forth in Section IX.B may be waived in whole or part by the Debtors, at any time without an order of the Bankruptcy Court after five Business Days' written notice of such waiver to the Creditors' Committees. The failure to satisfy or waive a condition may be asserted by a Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors).

D.   EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

          If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by any of the Debtors and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, the Plan will be null and void in all respects and nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interest in, any of the Debtors; or (b) prejudice in any manner the rights of any of the Debtors or any other party in interest; and (c) constitute an admission, acknowledgement, offer or undertaking by any of the Debtors in any respect.

                                   ARTICLE X
                                    CRAMDOWN

          The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE XI
                           EXCULPATION AND INJUNCTION

A.   EXCULPATION

          BCP, BCP Finance and BCPM; the officers, directors and employees of BCP, BCP Finance and BCPM; BCP Liquidating LLC; BCPM Liquidating LLC; the BCP LLC Agent; the BCPM LLC Agent; the BCP LLC Managers; BCPM LLC Managers; the Disbursing Agents; the BCP/BCP Finance Professionals (including, without limitation, Jones, Day, Reavis & Pogue; Duane Morris LLP; Ernst & Young Corporate Finance LLC; Edward Howard & Co.; the Taylor Companies; Taylor Strategic Divestitures; Lemle & Kelleher LLP; and Postlethwaite & Netterville); A.D. Little; The Sinclair Group; Chemical Market Associates, Inc.; The BCPM Professionals (including, without limitation, Vorys, Sater, Seymour & Pease LLP; Baker & Hostetler; Blank Rome Comisky & McCauley, LLC; Development Specialists, Inc.); Kramer, Levin, Naftalis & Frankel; Reed Smith LLP; Chanin Capital Partners; Curtis, Mallett-Prevost, Colt & Mosle, Saul Ewing and BDO Seidman, LLP shall neither have nor incur any liability to any Person or entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement, any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any act taken or omitted to be taken in connection with the Debtors' Chapter 11 Cases; provided, however, that the foregoing provisions of
Section XI.A of the Plan will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

B.   INJUNCTIONS

     1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any of the Debtors or their respective property, other than to enforce any right pursuant to the Plan to a Distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against any of the Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any of the Debtors; (e) commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Cause of Action of any of the Debtors, which BCP Liquidating LLC or BCPM Liquidating LLC, as applicable, holds exclusive authority to pursue in accordance with the Plan; and (f) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     2. As of the Effective Date, all entities that have held, currently hold or may hold any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     3. By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim receiving Distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XI.B.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

     1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, Distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

     2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and their respective property, Claim and Interest holders, and is fair, equitable and reasonable.

                                  ARTICLE XII
                            RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance, priority or classification of Claims or Interests;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

     3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

     4. Ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and in accordance with Proposed Treasury Regulations section 1.468B-9(a)(3);

     5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including, without limitation, any avoidance actions under the Bankruptcy Code and grant or deny any applications involving any of the Debtors, the Disbursing Agent, the BCP LLC Agent or the BCPM LLC Agent, or the BCP Liquidating LLC or the BCPM Liquidating LLC that may be pending on the Effective Date or brought thereafter;

     6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

     8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

     10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;

     11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     12. Recover all Assets of each of the Debtors and property of their respective Estates, wherever located.

     13.  Enter a final decree closing the Chapter 11 Cases;

     14. Determine matters concerning any state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for any such Tax; and

     15. Hear and determine any other matter not inconsistent with the Bankruptcy Code.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

A.   CONTINUED EMPLOYMENT OF PROFESSIONALS

          Unless and until the applicable LLC Agent (a) terminates the engagement of a Professional (in accordance with the terms of such Professional's engagement letter and any Bankruptcy Court order governing such Professional's employment or compensation) that is still employed, immediately prior to the Effective Date, by the Debtor predecessor of such LLC Agent's Liquidating LLC or (b) instructs such Professional concerning the performance of its services post-Effective Date, such Professional may, in good faith, reasonably and responsibly continue to incur expenses and perform necessary or otherwise appropriate services in furtherance of litigation, other proceedings or other matters, if such litigation, other proceedings or other matters were pending pre-Confirmation. In doing so, such Professional's fees and expenses will continue to have administrative priority under section 503 of the Bankruptcy Code, subject to the applicable provisions of the Plan, the Confirmation Order or, as applicable, the professional compensation procedures established in the applicable Debtor's case and any order of the Bankruptcy Court governing such Professional's employment and compensation. The foregoing provisions shall not expand, limit or otherwise change the scope of any Professional's ordinary authority or its ordinary responsibilities and obligations to its client as a professional services provider, nor the ordinary responsibilities and obligations of the LLC Agent, as the client of the Professional.

B.   DISSOLUTION OF THE CREDITORS' COMMITTEES

          As of the date or respective dates on which the BCP Liquidating LLC and the BCPM Liquidating LLC are established in accordance with the Plan, both the BCP Creditors' Committee and the BCPM Creditors' Committee shall be dissolved and the respective members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention of employment of each of the Creditors' Committees' attorneys, financial advisors, and other agents, shall terminate.

C.   MODIFICATION OF THE PLAN

          Subject to the restrictions on modifications contained herein or set forth in section 1127 of the Bankruptcy Code, (i) the Debtors reserve the right to alter, amend or modify the Plan prior to the entry of the Confirmation Order and (ii) after entry of the Confirmation Order, the Debtors (prior to the Effective Date) and BCP Liquidating LLC and BCPM Liquidating LLC (after the Effective Date), as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim that is deemed to have accepted the Plan still shall be deemed to have accepted the

Plan, as modified, if the proposed modification does not materially and adversely change the treatment of such holder.

D.   REVOCATION OF THE PLAN

          The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

E.   SEVERABILITY OF PLAN PROVISIONS

          If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Debtors. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.   PROFESSIONAL FEES AND EXPENSES

          After the Confirmation Date, the BCP LLC Agent and the BCPM LLC Agent shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable Professional Fees and expenses of the Professionals employed by the Debtors, BCP Liquidating LLC, and BCPM Liquidating LLC. The fees and expenses of the Disbursing Agent and the applicable LLC Agent shall be paid in the ordinary course of business and without the need for any approval by the Bankruptcy Court, pursuant to the terms of the Plan and the respective BCP LLC and BCPM LLC Agreements.

G.   SUCCESSORS AND ASSIGNS

          The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

H.   SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

          Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan Exhibits during normal business hours (9:00 a.m. to 4:30 p.m., local time) in the Document Reviewing Centers.

I.   SERVICE OF DOCUMENTS

          Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to any combination of the Debtor, either of the Creditors' Committees, or the

United States Trustee, must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

BCP/BCP FINANCE:                       BCPM:

David G. Heiman, Esq.                  Robert J. Sidman, Esq.
Jones, Day, Reavis & Pogue             Vorys, Sater, Seymour and Pease LLP
North Point                            52 East Gay Street
901 Lakeside Avenue                    Columbus, Ohio 43215
Cleveland, Ohio  44114                 (614) 464-6422 (telephone)
(216) 586-3939 (telephone)             (614) 719-4962 (facsimile)
(216) 579-0212 (facsimile)
                                       Michael D. DeBaecke, Esq.
Neil P. Olack, Esq.                    Blank Rome Comisky & McCauley LLP
Jones, Day, Reavis & Pogue             Chase Manhattan Centre
3500 SunTrust Plaza                    1201 Market Street, Suite 800
303 Peachtree Street, N.E.             Wilmington, DE 19801
Atlanta, Georgia 30308-3242            (302) 425-6412 (telephone)
(404) 521-3939 (telephone)             (302) 425-6464 (facsimile)
(404) 581-8330 (facsimile)
                                       (Counsel to BCPM)
Michael R. Lastowski, Esq. (DE 3892)
Duane Morris LLP                       BCPM CREDITORS' COMMITTEE:
1100 North Market Street, Suite 1200   Lynn P. Harrison III, Esq.
Wilmington, Delaware  19801            Curtis, Mallet-Prevost, Colt & Mosle, LLP
(302) 657-4942 (telephone)             101 Park Avenue
(302) 657-4901 (facsimile)             New York, New York 10178-0061
                                       (212) 696-6199 (telephone)
(Counsel to BCP/BCP Finance)           (212) 697-1559 (facsimile)

BCP CREDITORS' COMMITTEE:              Mark Minuti, Esq.
                                       Saul Ewing LLP
Mitchell A. Seider, Esq.               Centre Square West
Kramer Levin Naftalis & Frankel        1500 Market Street, 38th Floor
919 Third Avenue                       Philadelphia, PA 19102-2186
New York, New York  10022-3852         (302) 421-6840 (telephone)
(212) 715-7582 (telephone)             (302) 421-5873 (facsimile)
(212) 715-8000 (facsimile)
                                       (Counsel to BCPM Creditors' Committee)
Kurt F. Gwynne
Reed Smith L.L.P.
1201 Market Street, Suite 150
Wilmington, Delaware  19801
(302) 778-7550 (telephone)
(302) 778-7575 (facsimile)

(Counsel to BCP Creditors' Committee)

THE UNITED STATES TRUSTEE:

Office of the United States Trustee
Julie Compton, Esq.
Curtis Center, Suite 950 West
Philadelphia, Pennsylvania  19106
(215) 597-5795 (facsimile)

Dated: November ____, 2002

                                       Respectfully submitted,

                                       BORDEN CHEMICALS AND PLASTICS
                                       OPERATING LIMITED PARTNERSHIP

                                       By: /s/ Mark J. Schneider
                                           -------------------------------------
                                       Name:  Mark J. Schneider
                                       Title: President and Chief Executive
                                              Officer of BCP Management, Inc.,
                                              President of BCP Finance
                                              Corporation and sole general
                                              partner of Borden Chemicals and
                                              Plastics Operating Limited
                                              Partnership

                                       BCP FINANCE CORPORATION

                                       By: /s/ Mark J. Schneider
                                           ----------------------
                                       Name:  Mark J. Schneider
                                       Title: President

                                       BCP MANAGEMENT, INC.

COUNSEL:                               By: /s/ Mark J. Schneider
                                           ----------------------
                                       Name:  Mark J. Schneider
                                       Title: President

Michael R. Lastowski. Esq. (DE 3892)   Michael D. DeBaecke, Esq. (DE 3186)
Duane Morris LLP                       Blank Rome Comisky & McCauley LLP
1100 North Market Street, Suite 1200   Chase Manhattan Centre
Wilmington, Delaware  19801            1201 Market Street, Suite 800
(302) 657-4942                         Wilmington, DE  19801
                                       (302) 425-6412

         - and -                                   - and -

David G. Heiman (OH 0038271)           Robert J. Sidman, Esq. (OH 0017390)
Jones, Day, Reavis & Pogue             Vorys, Sater, Seymour and Pease LLP
North Point                            52 East Gay Street
901 Lakeside Avenue                    Columbus, Ohio 43215
Cleveland, Ohio  44114                 (614) 464-6422
(216) 586-3939

Neil P. Olack (GA 551250)              ATTORNEYS FOR BCPM AS DEBTOR AND DEBTOR
Jones, Day, Reavis & Pogue             IN POSSESSION
3500 SunTrust Plaza
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242
(404) 521-3939

ATTORNEYS FOR BCP/BCP FINANCE
AS DEBTORS AND DEBTORS IN POSSESSION

                                   EXHIBIT V.E

                           PRESERVED CAUSES OF ACTION

1. Any and all causes of action under section 542 of the Bankruptcy Code for turnover of property of an Estate.

2. Any and all causes of action under section 543 of the Bankruptcy Code for turnover of property of an Estate by a custodian.

3. Any and all causes of action under section 544(b) of the Bankruptcy Code, or based upon the powers of a trustee or debtor in possession under section 544(a) of the Bankruptcy Code, for avoidance of transfers or incurred obligations.

4. Any and all causes of action under section 545 of the Bankruptcy Code for avoidance of statutory liens on property of a Debtor or of an Estate.

5. Any and all causes of action under section 547 of the Bankruptcy Code for avoidance of preferences.

6. Any and all causes of action under section 548 of the Bankruptcy Code for avoidance of fraudulent transfers and obligations.

7. Any and all causes of action under applicable non-bankruptcy law for avoidance of fraudulent transfers and obligations.

8. Any and all causes of action under section 549 of the Bankruptcy Code for avoidance of post-petition transactions.

9. Any and all causes of action under section 510 of the Bankruptcy Code for subordination.

10. Any and all causes of action, based upon the powers of a trustee or debtor in possession under section 550 of the Bankruptcy Code, for recovery of property or value.

11. Any and all causes of action under section 553(b) of the Bankruptcy Code for recovery of offsets.

12. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP or BCPM and its suppliers and vendors.

13. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and utility companies.

14. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and its customers.

15. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and its lessors.

16. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and its lessees.

17. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and railroad service providers.

18. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and customs agents.

19. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and independent sales agents.

20. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and public carriers.

21. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and mechanics, materialmen and laborers.

22. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and warehousemen.

23. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP or BCPM and purchasers, assignees or other transferees of Assets from BCP or from BCP's estate, or from BCPM or from BCPM's estate.

24. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP and BCPM or any of the employees of BCPM, except to the extent set forth in the Plan.

25. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP or BCPM and its insurers, or between BCP or BCPM and any insurers of any or all of BCPM, Borden Chemical, Inc. and Borden, Inc.

26. Any and all causes of action arising from or related to agreements, transactions or relationships between or among BCP and any or all of BCP, BCPM, Borden Chemical, Inc. Borden, Inc., and Kohlberg, Kravis, Roberts & Co., except to the extent set forth in the Plan.

27. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP or BCPM and its prepetition or post-petition lenders, or both.

28. Any and all causes of action arising from or related to agreements, transactions or relationships between BCP or BCPM and their respective consultants, advisors, technicians, engineers, experts, accountants, auditors, financial advisers, legal advisers and other service-providers, including without limitation Professionals, "ordinary course" professionals and other professionals, all except to the extent set forth in the Plan.

29. Any and all causes of action arising from or related to the collection of accounts receivable.

30. Any and all causes of action arising from or related to the collection of credits or similar claims arising from or related to agreements, transactions or relationships between BCP and its suppliers, vendors, lessors, lessees, railroad service providers, mechanics, materialmen, laborers, warehousemen, customs agents, public carriers and utility companies.

31. Any and all causes of action arising from or related to breaches of any representation, warranty, term, provision, obligation or covenant, under any and all agreements, transactions or relationships.

32. Any and all causes of action arising from or related to BCP's or BCPM's rights to indemnification, contribution, or both, from any person or entity, under any and all agreements, transactions or relationships or under common law or statute.

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33.       Any and all causes of action arising from or related to any agreements executed in connections with acquisition- or disposition-transactions not otherwise included among the Causes of Action set forth above.

34. Any and all causes of action BCP or BCPM has asserted in actions and proceedings pending in any and all forums, including, without limitation, causes of action asserted in adversary proceedings in the Bankruptcy Court.

35. Any and all causes of action, legal or equitable, arising under tort, contract or otherwise, except to the extent set forth in the Plan.

36. Any and all causes of action arising from or related to a certain Indenture as of May 1, 1995.

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